Filed Pursuant to Rule 424(b)(2)
File No. 333-180728

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium Term Notes, Series K, Securities Linked to a Global Basket of Equity Indices and ETFs due July 10, 2017	$24,172,000	$3,297.06

(1)

The total filing fee of $3,297.06 is calculated in accordance with Rule 457(r) of the Securities Act of 1933 (the “Securities Act”) and will be paid by wire transfer within the time required by Rule 456(b) of the Securities Act.

PRICING SUPPLEMENT No. 338 dated July 3, 2013 (To Prospectus Supplement dated April 13, 2012 and Prospectus dated April 13, 2012)

Wells Fargo & Company Medium-Term Notes, Series K Equity Index and ETF Linked Securities
Access Securities—Upside Participation and Fixed Percentage Buffered Downside Securities Linked to a Global Basket of Equity Indices and ETFs due July 10, 2017

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Linked to a Global Basket of Equity Indices and ETFs comprised of the S&P 500® Index (70%); the iShares® MSCI EAFE Index Fund (15%); the S&P MidCap 400® Index (8%); the iShares® MSCI Emerging Markets Index Fund (4%); and the Russell 2000® Index (3%).

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Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the securities, depending on the performance of the basket from its starting price to its ending price. The payment at maturity will reflect the following terms:

■ If the value of the basket increases, you will receive the original offering price plus 113.5% participation in the upside performance of the basket

■ If the value of the basket decreases but the decrease is not more than 15%, you will be repaid the original offering price

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If the value of the basket decreases by more than 15%, you will receive less than the original offering price and have 1-to-1 downside exposure to the decrease in the value of the basket in excess of 15%

■	Investors may lose up to 85% of the original offering price

■	All payments on the securities are subject to the credit risk of Wells Fargo & Company

■	No periodic interest payments or dividends

■	No exchange listing; designed to be held to maturity

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” herein on page PRS-10.

The securities are unsecured obligations of Wells Fargo & Company and all payments on the securities are subject to the credit risk of Wells Fargo & Company. The securities are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo
Per Security	$1,000.00	—	$1,000.00
Total	$24,172,000.00	—	$24,172,000.00
(1)

The original offering price specified above includes structuring and development costs. The structuring and development costs total approximately $8.11 per security. See “Plan of Distribution (Conflicts of Interest)” in the prospectus supplement for further information, including information regarding how we may hedge our obligations under the securities and offering expenses. Wells Fargo Securities, LLC, a wholly-owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal.

Wells Fargo Securities

Access Securities—Upside Participation and Fixed Percentage

Buffered Downside

Securities Linked to a Global Basket of Equity Indices and ETFs due July 10, 2017

Investment Description

The Securities Linked to a Global Basket of Equity Indices and ETFs due July 10, 2017 are senior unsecured debt securities of Wells Fargo & Company that do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a payment at maturity that may be greater than, equal to or less than the original offering price of the securities depending on the performance of the basket of equity indices and exchange traded funds (the “Basket”) from its starting price to its ending price. The securities provide:

(i)	the possibility of a leveraged return at maturity if the value of the Basket increases from its starting price to its ending price;

(ii)	repayment of principal if, and only if, the ending price of the Basket is not less than the starting price by more than 15%; and

(iii)	exposure to decreases in the value of the Basket if and to the extent the ending price is less than the starting price by more than 15%.

If the ending price is less than the starting price by more than 15%, you will receive less, and possibly 85% less, than the original offering price of your securities at maturity. All payments on the securities are subject to the credit risk of Wells Fargo.

The Basket is comprised of the following five unequally-weighted basket components, with each basket component having the weighting noted parenthetically:

¡

the S&P 500® Index (70%), an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market;

¡

the iShares® MSCI EAFE Index Fund (15%), an exchange traded fund that seeks to track the MSCI EAFE Index (an equity index that is designed to measure equity performance in developed markets, excluding the United States and Canada);

¡

the S&P MidCap 400® Index (8%), an equity index that is intended to provide an indication of the pattern of common stock price movement in the mid-sized capitalization segment of the United States equity market;

¡

the iShares® MSCI Emerging Markets Index Fund (4%), an exchange traded fund that seeks to track the MSCI Emerging Markets Index (an equity index that is designed to measure equity performance in global emerging markets); and

¡	the Russell 2000® Index (3%), an equity index that is designed to reflect the performance of the small capitalization segment of the United States equity market.

You should read this pricing supplement together with the prospectus supplement dated April 13, 2012 and the prospectus dated April 13, 2012 for additional information about the securities. Information included in this pricing supplement supersedes information in the prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the prospectus supplement.

You may access the prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

¡	Prospectus Supplement dated April 13, 2012 and Prospectus dated April 13, 2012 filed with the SEC on April 13, 2012: http://www.sec.gov/Archives/edgar/data/72971/000119312512162780/d256650d424b2.htm

S&P® is a registered trademark of Standard and Poor’s Financial Services LLC (“S&P Financial”) and has been licensed for use by S&P Dow Jones Indices LLC (“S&P”). “Standard & Poor’s®,” “S&P 500®,” “Standard & Poor’s 500®”, “500®”, “S&P MidCap 400®,” “Standard & Poor’s MidCap 400®” and “MidCap 400®” are trademarks of S&P Financial and have been licensed for use by S&P and sublicensed for certain purposes by us. The S&P 500 Index and S&P MidCap 400 Index are products of S&P and have been licensed for use by us. The securities are not sponsored, endorsed, sold or promoted by S&P, S&P Financial or their respective affiliates, and neither S&P, S&P Financial or their respective affiliates make any representation regarding the advisability of investing in the securities.

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored, endorsed, sold or promoted by BTC, its affiliate, BlackRock Fund Advisors (“BFA”), iShares Trust or iShares, Inc. None of BTC, BFA, iShares Trust or iShares, Inc. makes any representations or warranties to the holders of the securities or any member of the public regarding the advisability of investing in the securities. None of BTC, BFA, iShares Trust or iShares, Inc. will have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the securities or in connection with Wells Fargo & Company’s use of information about the iShares® MSCI EAFE Index Fund or the iShares® MSCI Emerging Markets Index Fund.

“Russell 2000®” is a trademark of Frank Russell Company, doing business as Russell Investment Group (“Russell”), and has been licensed for use by us. The securities are not sponsored, endorsed, sold or promoted by Russell and Russell makes no representation regarding the advisability of investing in the securities.

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Securities Linked to a Global Basket of Equity Indices and ETFs due July 10, 2017

Investor Considerations

We have designed the securities for investors who:

¡	seek 113.5% leveraged exposure to the upside performance of the Basket if the ending price is greater than the starting price;

¡	desire to limit downside exposure to the Basket through the 15% buffer;

¡	understand that if the ending price is less than the starting price by more than 15%, they will receive less, and possibly 85% less, than the original offering price per security at maturity;

¡	are willing to forgo interest payments on the securities, dividends on shares of the exchange traded fund basket components and dividends on securities included in the index basket components; and

¡	are willing to hold the securities until maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

¡	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

¡	are unwilling to accept the risk that the ending price of the Basket may decrease by more than 15% from the starting price;

¡	seek full return of the original offering price of the securities at maturity;

¡	seek current income;

¡	are unwilling to accept the risk of exposure to the equity markets, including foreign developed equity markets and foreign emerging equity markets;

¡	seek exposure to the Basket but are unwilling to accept the risk/return trade-offs inherent in the payment at stated maturity for the securities;

¡	are unwilling to accept the credit risk of Wells Fargo to obtain exposure to the Basket generally, or to the exposure to the Basket that the securities provide specifically; or

¡	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

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Terms of the Securities

Market Measure:

A basket (the “Basket”) comprised of the following basket components, with the return of each basket component having the weighting noted parenthetically: the S&P 500 Index (70%); the iShares MSCI EAFE Index Fund (15%); the S&P MidCap 400 Index (8%); the iShares MSCI Emerging Markets Index Fund (4%); and the Russell 2000 Index (3%). The S&P 500 Index, the S&P MidCap 400 Index and the Russell 2000 Index are collectively referred to herein as the “index components” and the iShares MSCI EAFE Index Fund and the iShares MSCI Emerging Markets Index Fund are collectively referred to herein as the “ETF components”. The index components and ETF components are referred to collectively herein as the “basket components.”

Pricing Date:	July 3, 2013.

Issue Date:	July 9, 2013. (T+3)

Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.

Redemption	On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the redemption amount. The “redemption amount” per security will equal:

	•	if the ending price is greater than the starting price: $1,000 plus:

		$1,000 x	ending price – starting price	x participation rate
starting price

Amount:	•	if the ending price is less than or equal to the starting price, but greater than or equal to the threshold price: $1,000; or

	•	if the ending price is less than the threshold price: $1,000 minus:

	$1,000 x	threshold price – ending price
starting price

If the ending price is less than the threshold price, you will receive less, and possibly 85% less, than the original offering price of your securities at maturity.

Stated Maturity Date:

July 10, 2017. If a market disruption event has occurred or is continuing on the calculation day, and the calculation day is postponed for any basket component so that it falls less than three business days prior to the stated maturity date, the stated maturity date will be postponed to the third business day following the last day to which the calculation day is postponed for any basket component. See “Additional Terms of the Securities—Market Disruption Events.” If the stated maturity date is not a business day, any payment required to be made on the securities on the stated maturity date will be made on the next succeeding business day with the same force and effect as if it had been made on the stated maturity date. The securities are not subject to redemption by Wells Fargo or repayment at the option of any holder of the securities prior to the stated maturity date.

Calculation Day:

July 5, 2017. If the scheduled calculation day is not a trading day with respect to any basket component, the calculation day for such basket component will be postponed to the next succeeding day that is a trading day with respect to such basket component. In addition, if a market disruption event occurs or is continuing with respect to any basket component on the scheduled calculation day, the calculation day for such basket component is subject to postponement as provided below under “Additional Terms of the Securities—Market Disruption Events.” Notwithstanding a postponement of the calculation day for a particular basket component, the originally scheduled calculation day will remain the calculation day for each basket component for which the calculation day is not postponed.

Starting Price:	The “starting price” is 100.

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Terms of the Securities (Continued)

Ending Price:

The “ending price” will be calculated based on the weighted component returns of the basket components and will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 70% of the component return of the S&P 500 Index; (B) 15% of the component return of the iShares MSCI EAFE Index Fund; (C) 8% of the component return of the S&P MidCap 400 Index; (D) 4% of the component return of the iShares MSCI Emerging Markets Index Fund; and (E) 3% of the component return of the Russell 2000 Index.

Threshold Price:	The “threshold price” will be equal to 85% of the starting price.
Participation Rate:	The “participation rate” is 113.5%.

Component Returns of Index Components:

The “component return” of an index component will be equal to:

final component level – initial component level

initial component level

where,

•   the “initial component level” is the closing level of such index component on the pricing date; and

•   the “final component level” will be the closing level of such index component on the calculation day.

The “closing level” of an index component on any trading day means the official closing level of such index component as reported by the index sponsor of such index component on such trading day.

The initial component levels of the index components are as follows: S&P 500 Index (1615.41); S&P MidCap 400 Index (1171.34); and Russell 2000 Index (991.13).

Component Returns of ETF Components:

The “component return” of an ETF component will be equal to:

final component price – initial component price

initial component price

where,

•   the “initial component price” is the fund closing price of such ETF component on the pricing date; and

•   the “final component price” will be the fund closing price of such ETF component on the calculation day.

The initial component prices of the ETF components are as follows: iShares MSCI EAFE Index Fund ($57.57) and iShares MSCI Emerging Markets Index Fund ($37.58).

The “closing price” with respect to a share of an ETF component (or one unit of any other security for which a closing price must be determined) on any trading day means the price, at the scheduled weekday closing time, without regard to after hours or any other trading outside the regular trading session hours, of the share on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the share (or any such other security) is listed or admitted to trading.

The “fund closing price” with respect to an ETF component on any trading day means the product of (i) the closing price of one share of such ETF component (or one unit of any other security for which a fund closing price must be determined) on such trading day and (ii) the adjustment factor applicable to such ETF component on such trading day.

The “adjustment factor” means, with respect to a share of an ETF component (or one unit of any other security for which a fund closing price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of such ETF component. See “Additional Terms of the Securities—Anti-dilution Adjustments Relating to the ETF Components; Alternate Calculation” below.

Calculation Agent:	Wells Fargo Securities, LLC

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Terms of the Securities (Continued)

Material Tax Consequences:

The United States federal income tax consequences of your investment in the securities are uncertain. The discussion below supplements the discussion under “United States Federal Income Tax Considerations” on page PRS-57 below and is subject to the limitations and exceptions set forth therein.

The terms of the securities require you and Wells Fargo (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to characterize and treat a security as a pre-paid derivative contract with respect to the Basket. If the securities are so characterized and treated (and such characterization and treatment is respected by the Internal Revenue Service (the “IRS”)), and subject to the discussion of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), below, you should generally recognize capital gain or loss upon the sale, exchange or maturity of your securities in an amount equal to the difference between the amount you receive at such time and the price you paid for them. Such gain or loss should generally be long-term capital gain or loss if you held your securities for more than one year.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to characterize and treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes in the manner described under “United States Federal Income Tax Considerations—Alternative Treatments” on page PRS-58 below.

Although not entirely clear, it is possible that the purchase and ownership of the securities will be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Code to the extent the amount you receive in respect of the securities relates to changes in the values of the ETF components. If your securities were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, exchange or maturity of your securities that is attributable to the appreciation of the ETF components over the term of your securities would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such recharacterized capital gain) to the extent that such capital gain exceeds the “net underlying long-term capital gain”, as defined in Section 1260 of the Code, in respect of the securities. Because the application of the constructive ownership rules to the securities is unclear, you should review the discussion set forth under “United States Federal Income Tax Considerations—Section 1260 of the Code” on page PRS-58 below for a more detailed discussion of the application of Section 1260 of the Code to your securities, and we also urge you to discuss the tax consequences of your investment in the securities with your tax advisor.

In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the securities should be required to accrue ordinary income on a current basis, whether any gain or loss recognized upon the sale, exchange or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could, in any case, increase the likelihood that you will be required to accrue income over the term of an instrument such as the securities even though you will not receive any payments with respect to the securities until maturity. The outcome of this process is uncertain. You should consult your tax advisor as to the possible alternative treatments in respect of the securities.

You are urged to read the more detailed discussion in “United States Federal Income Tax Considerations” on page PRS-57 below and to consult your own tax advisor.

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Terms of the Securities (Continued)

Agent:	Wells Fargo Securities, LLC. The agent may resell the securities to other securities dealers at the original offering price of the securities.

Denominations:	$1,000 and any integral multiple of $1,000.

CUSIP:	94986RQG9

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Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per security (the redemption amount) calculated as follows:

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Hypothetical Payout Profile

The following profile is based on a participation rate of 113.5% and a threshold price equal to 85% of the starting price. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price and whether you hold your securities to maturity.

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Risk Factors

Your investment in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement and the accompanying prospectus supplement and prospectus, including the documents they incorporate by reference. As described in more detail below, the value of the securities may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances. The indices underlying the ETF components are sometimes referred to collectively as the “underlying indices” and each individually as an “underlying index.”

If The Ending Price Is Less Than The Threshold Price, You Will Receive Less, And Possibly 85% Less, Than The Original Offering Price Of Your Securities At Maturity.

We will not repay you a fixed amount on the securities on the stated maturity date. The redemption amount will depend on the direction of and percentage change in the value of the Basket, as measured from the starting price to the ending price, and the other terms of the securities. Because the basket components will be subject to market fluctuations, the redemption amount you receive may be more or less, and possibly significantly less, than the original offering price of your securities.

If the ending price is less than the threshold price, the redemption amount that you receive at stated maturity will be reduced by an amount equal to the decline in the value of the Basket to the extent it is below the threshold price (expressed as a percentage of the starting price). The threshold price is 85% of the starting price. As a result, you may receive less, and possibly 85% less, than the original offering price per security at maturity even if the value of the Basket is greater than or equal to the starting price or the threshold price at certain times during the term of the securities.

No Periodic Interest Will Be Paid On The Securities.

No periodic payments of interest will be made on the securities. However, because it is possible that the securities may be classified as a contingent payment debt instrument rather than a pre-paid derivative contract, you may be required to accrue interest income over the term of your securities. See “United States Federal Income Tax Considerations.”

The Securities Are Subject To The Credit Risk Of Wells Fargo.

The securities are our obligations and are not, either directly or indirectly, an obligation of any third party, and any amounts payable under the securities are subject to our creditworthiness. As a result, our actual and perceived creditworthiness and actual or anticipated decreases in our credit ratings may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities.

The Structuring And Development Costs, Offering Expenses And Certain Hedging Costs Are Likely To Adversely Affect The Price At Which You Can Sell Your Securities.

Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell the securities will likely be lower than the original offering price. The original offering price includes, and any price quoted to you is likely to exclude, structuring and development costs, offering expenses and the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction. The price at which the agent or any other potential buyer may be willing to buy your securities will also be affected by the participation rate and by the market and other conditions discussed in the next risk factor.

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the then-current value of the Basket, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, among others, are expected to affect the value of the securities. When we refer to the “value” of your security, we mean the value that you could receive for your security if you are able to sell it in the open market before the stated maturity date.

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Basket Performance. The value of the securities prior to maturity will depend substantially on the then-current value of the Basket. The price at which you may be able to sell the securities before stated maturity may be at a discount, which could be substantial, from their original offering price, if the value of the Basket at such time is less than, equal to or not sufficiently above its starting price.

—	Interest Rates. The value of the securities may be affected by changes in the interest rates in the U.S. markets.

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Risk Factors (Continued)

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Volatility Of The Basket Components. Volatility is the term used to describe the size and frequency of market fluctuations. The value of the securities may be affected if the volatility of the basket components changes.

—

Correlation Of The Basket Components. Correlation is the term used to describe the extent to which the direction of market fluctuations of a basket component is similar to that of the other basket components. The value of the securities may be affected if the correlation of the basket components changes.

—

Time Remaining To Maturity. The value of the securities at any given time prior to maturity will likely be different from that which would be expected based on the then-current value of the Basket. This difference will most likely reflect a discount due to expectations and uncertainty concerning the value of the Basket during the period of time still remaining to the maturity date. In general, as the time remaining to maturity decreases, the value of the securities will approach the amount that could be payable at maturity based on the then-current value of the Basket.

—

Dividend Yields On Securities Included In The Basket Components. The value of the securities may be affected by the dividend yields on securities included in the index components and held by the ETF components (the amount of such dividends may influence the closing price of the shares of the ETF components).

—

Volatility Of Currency Exchange Rates. Since the ETF components include securities quoted in a foreign currency, the value of the securities may be affected if the volatility of the exchange rate between the U.S. dollar and such foreign currency changes.

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Correlation Between Currency Exchange Rates And The Basket. Correlation is the term used to describe the relationship between the percentage changes in the exchange rate between the U.S. dollar and the foreign currencies in which the securities included in an ETF component and its underlying index may be denominated, on the one hand, and the percentage changes in the value of the Basket, on the other hand. Since the ETF components include securities quoted in a foreign currency, if the correlation between the exchange rate between the U.S. dollar and any of such foreign currencies and the value of the Basket changes, the value of the securities may be adversely affected.

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Events Involving The Companies Included In The Basket Components. General economic conditions and earnings results of the companies whose securities are included in the basket components or the underlying indices and real or anticipated changes in those conditions or results may affect the value of the securities. Additionally, as a result of a merger or acquisition, one or more of the securities included in a basket component or an underlying index may be replaced with a surviving or acquiring entity’s securities. The surviving or acquiring entity’s securities may not have the same characteristics as the securities originally included in a basket component or underlying index.

—

Our Credit Ratings, Financial Condition And Results Of Operation. Actual or anticipated changes in our credit ratings, financial condition or results of operation may affect the value of the securities. However, because the return on the securities is dependent upon factors in addition to our ability to pay our obligations under the securities, such as the value of the Basket, an improvement in our credit ratings, financial condition or results of operation will not reduce the other investment risks related to the securities.

You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the value of the Basket.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Your Return On The Securities Could Be Less Than If You Owned The Shares Of The ETF Components And The Securities Included In The Index Components.

Your return on the securities will not reflect the return you would realize if you actually owned shares of the ETF components and the securities included in the index components and received the dividends and other payments paid on those securities. This is in part because the redemption amount payable at stated maturity will be determined by reference only to the prices of the securities in the

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Risk Factors (Continued)

index components and closing prices of shares of the ETF components, without taking into consideration the value of dividends and other payments paid on the securities in the index components and the value of dividends and other distributions paid on the shares of the ETF components.

Historical Levels And Prices Of The Basket Components Or The Securities Included In The Basket Components Should Not Be Taken As An Indication Of The Future Performance Of The Basket During The Term Of The Securities.

The trading prices of the securities included in the index components and the trading price of the shares of the ETF components will determine the redemption amount payable at maturity to you. It is impossible to predict whether the ending price of the Basket will fall or rise compared to its starting price. The trading price of the securities included in the index components and of shares of the ETF components will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which such securities and the ETF components and the securities comprising the ETF components are traded and the values of such securities and the ETF components and the securities comprising the ETF components. Accordingly, any historical or hypothetical prices of the Basket do not provide an indication of the future performance of the Basket.

Changes That Affect The Index Components May Adversely Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.

The policies of the index sponsors of the index components concerning the calculation of the index components and the addition, deletion or substitution of securities comprising the index components and the manner in which the index sponsors take account of certain changes affecting such securities may affect the levels of the index components and, therefore, may affect the value of the securities and the redemption amount payable at maturity. The index sponsors may discontinue or suspend calculation or dissemination of the index components or materially alter the methodology by which they calculate the index components. Any such actions could adversely affect the value of the securities.

Changes That Affect The ETF Components Or The Underlying Indices May Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.

The policies of the sponsors of the ETF components (the “fund sponsors”) concerning the calculation of an ETF component’s net asset values, additions, deletions or substitutions of securities in the ETF components and the manner in which changes in the underlying indices are reflected in the ETF components, and changes in those policies, could affect the closing price of the shares of the ETF components and, therefore, may affect the value of the securities and the amount payable at maturity. Similarly, the policies of the sponsors of the underlying indices (each an “underlying index sponsor” and collectively the “underlying index sponsors”) concerning the calculation of the underlying indices and the addition, deletion or substitution of securities comprising the underlying indices and the manner in which the underlying index sponsors take account of certain changes affecting such securities may affect the levels of the underlying indices and the closing prices of the shares of the ETF components and, therefore, may affect the value of the securities and the redemption amount payable at maturity. An underlying index sponsor could also discontinue or suspend calculation or dissemination of the applicable underlying index or materially alter the methodology by which it calculates such underlying index. Any of such actions could adversely affect the value of the securities.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Basket Components Or The Underlying Indices.

Actions by any company whose securities are included in a basket component or in an underlying index may have an adverse effect on the price of its security and the value of the securities. Except as disclosed in “The S&P 500 Index” below, we are not affiliated with any company included in the index components or whose security is represented in the ETF components or the underlying indices. These companies will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to the redemption amount to be paid to you at maturity.

We And Our Affiliates Have No Affiliation With The Index Sponsors, The Fund Sponsors Or The Underlying Index Sponsors And Have Not Independently Verified Their Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with the index sponsors, the fund sponsors or the underlying index sponsors (collectively, the “sponsors”) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the management or calculation of the basket components or underlying indices. We have derived the information about the sponsors and the basket components and underlying indices contained in this pricing supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into the basket components, the underlying indices and the sponsors. The sponsors will not be involved

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Risk Factors (Continued)

in the offering of the securities made hereby in any way and the sponsors do not have any obligation to consider your interests as an owner of securities in taking any actions that might affect the value of the securities.

Changes In The Value Of One Or More Basket Components May Offset Each Other.

Price movements in the basket components may not correlate with each other. Even if the final component level or final component price, as the case may be, of one or more of the basket components increases, the final component level or final component price, as the case may be, of one or more of the other basket components may not increase as much or may even decline in value. Therefore, in calculating the ending price of the Basket, increases in the final component level or final component price, as the case may be, of one or more of the basket components may be moderated, or wholly offset, by lesser increases or declines in the final component level or final component price, as the case may be, of one or more of the other basket components. This moderating or offsetting may be particularly the case with the Basket since one of the basket components has a 70% weighting in the Basket.

An Investment Linked To The Shares Of The ETF Components Is Different From An Investment Linked To The Underlying Indices.

The performance of the shares of an ETF component may not exactly replicate the performance of the related underlying index because the ETF component may not invest in all of the securities included in the related underlying index and because the ETF component will reflect transaction costs and fees that are not included in the calculation of the related underlying index. An ETF component may also hold securities or derivative financial instruments not included in the related underlying index. It is also possible that an ETF component may not fully replicate the performance of the underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. In addition, because the shares of an ETF component are traded on a securities exchange and are subject to market supply and investor demand, the value of a share of an ETF component may differ from the net asset value per share of such ETF component. As a result, the performance of an ETF component may not correlate perfectly with the performance of the related underlying index, and the return on the securities based in part on the performance of the ETF components will not be the same as the return on securities based in part on the performance of the related underlying indices.

You Will Not Have Any Shareholder Rights With Respect To The Shares Of The ETF Components.

You will not become a holder of shares of the ETF components or a holder of securities included in the underlying indices as a result of owning a security. You will not have any voting rights, any right to receive dividends or other distributions or any other rights with respect to such shares or securities. At stated maturity, you will have no right to receive delivery of any shares or securities.

Anti-dilution Adjustments Relating To The Shares Of The ETF Components Do Not Address Every Event That Could Affect Such Shares.

An adjustment factor, as described herein, will be used in determining the fund closing prices of the ETF components. The adjustment factor will be adjusted by the calculation agent for certain events affecting the shares of the applicable ETF component. However, the calculation agent will not make an adjustment for every event that could affect such shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the value of the securities may be adversely affected.

An Investment In The Securities Is Subject To Risks Associated With Foreign Securities Markets.

The ETF components include the stocks of foreign companies and you should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. Foreign securities markets may have less liquidity and may be more volatile than the U.S. securities markets, and market developments may affect foreign markets differently than U.S. securities markets. Direct or indirect government intervention to stabilize a foreign securities market, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies that are not subject to the reporting requirements of the Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices and performance of securities of non-U.S. companies are subject to political, economic, financial, military and social factors which could negatively affect foreign securities markets, including the possibility of recent or future changes in a foreign government’s economic, monetary and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities, the possibility of imposition of withholding taxes on dividend income, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility or political instability and the possibility of natural disaster or adverse public health developments. Moreover, the relevant non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

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Risk Factors (Continued)

In addition, one of the ETF components includes companies in countries with emerging markets. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions (due to economic dependence upon commodity prices and international trade), and may suffer from extreme and volatile debt burdens, currency devaluations or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

The securities included in the ETF components may be listed on a foreign stock exchange. A foreign stock exchange may impose trading limitations intended to prevent extreme fluctuations in individual security prices and may suspend trading in certain circumstances. These actions could limit variations in the closing price of such ETF components which could, in turn, adversely affect the value of the securities.

Exchange Rate Movements May Impact The Value Of The Securities.

The securities will be denominated in U.S. dollars. Since the value of securities included in the ETF components is quoted in a currency other than U.S. dollars and, as per such ETF components, is converted into U.S. dollars or another currency, the amount payable on the securities on the maturity date will depend in part on the relevant exchange rates.

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks With A Small Market Capitalization.

One of the index components, the Russell 2000 Index, includes stocks issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies. As a result, the Russell 2000 Index may be more volatile than an equity index that does not track solely small capitalization stocks. Stock prices of small capitalization companies are also generally more vulnerable than those of large capitalization companies to adverse business and economic developments, and the stocks of small capitalization companies may be thinly traded, and be less attractive to many investors if they do not pay dividends. In addition, small capitalization companies are typically less well-established and less stable financially than large capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of those individuals. Small capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their target markets, fewer financial resources and fewer competitive strengths than large capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services.

The Calculation Agent Can Postpone The Stated Maturity Date If A Market Disruption Event Occurs.

The determination of the ending price may be postponed if the calculation agent determines that a market disruption event (as defined below) has occurred or is continuing on the calculation day. If the calculation day is postponed for any basket component so that it falls less than three business days prior to the stated maturity date, the stated maturity date will be postponed to the third business day following the last day to which the calculation day is postponed for any basket component.

Research Reports And Other Transactions May Create Conflicts Of Interest Between You And Us.

We or one or more of our affiliates may, at present or in the future, publish research reports on the basket components or the underlying indices or the companies whose securities are included in the basket components or the underlying indices. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any of these activities may affect the market prices of securities included in the index components, the prices of the ETF components or the prices of securities included in the underlying indices and, therefore, the value of the securities.

In addition, we or one or more of our affiliates may, at present or in the future, engage in business with the companies whose securities are included in the basket components or the underlying indices, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These activities may present a conflict between us and our affiliates and you. In the course of that business, we or any of our affiliates may acquire non-public information about one or more of the companies whose securities are included in the basket components or the underlying indices. If we or any of our affiliates do acquire such non-public information, we are not obligated to disclose such non-public information to you.

For the foregoing reasons, you are encouraged to derive information concerning the basket components from multiple sources and should not rely on the views expressed by us or our affiliates.

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One Of Our Affiliates Will Be The Calculation Agent And, As A Result, Potential Conflicts Of Interest Could Arise.

One of our affiliates will be the calculation agent for purposes of determining, among other things, the ending price, calculating the redemption amount, determining whether adjustments should be made to the adjustment factors, determining whether adjustments should be made to the ending price and determining whether a market disruption event has occurred. Although the calculation agent will exercise its judgment in good faith when performing its functions, potential conflicts of interest may exist between the calculation agent and you.

Trading And Other Transactions By Us Or Our Affiliates Could Affect The Levels Or Prices of the Basket Components, The Prices of Securities Included In The Basket Components Or The Value Of The Securities.

From time to time, as part of our general financial risk management, we or one or more of our affiliates may fully or partially hedge our obligations under the securities. Pursuant to such hedging activities, we or one or more of our affiliates may acquire securities included in the index components or listed or over-the-counter derivative or synthetic instruments related to such securities, shares of an ETF component or securities included in such ETF component or the related underlying index or listed or over-the-counter derivative or synthetic instruments related to such securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of our positions are likely to vary over time.

To the extent that we or one or more of our affiliates has a long hedge position in any of the securities included in an index component, or derivative or synthetic instruments related to those securities, in shares of an ETF component or any of the securities included in such ETF component or the related underlying index, or derivative or synthetic instruments related to those securities, we or one or more of our affiliates may liquidate a portion of such holdings on the calculation day, at or about the time of the stated maturity of the securities or at or about the time of a change in the securities included in such index component or ETF component or the related underlying index. Certain activity by us or one or more of our affiliates described above can potentially increase or decrease (i) the prices of the securities included in an index component and, accordingly, increase or decrease the level of such index component or (ii) the prices of the shares of an ETF component or the prices of the securities included in such ETF component or the related underlying index and, accordingly, increase or decrease the price of such ETF component. Although we have no reason to believe that any of those activities will have a material impact on the level of such index components or the price of such ETF components or the level of the related underlying index, these activities could have such an effect. Profits or losses from any of our positions discussed above cannot be ascertained until the position is closed out and any offsetting position or positions are taken into account. Our affiliates may realize a profit from the expected hedging activity even if investors do not receive a favorable investment return on the securities at maturity or in a secondary market transaction.

We or one or more of our affiliates may also engage in trading in the securities included in the index components and other investments relating to such securities and in the shares of the ETF components or the securities included in such ETF components or the related underlying indices and other investments relating to such securities on a regular basis as part of our or their general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market prices of such securities and, therefore, the value of the securities.

In addition, we or one or more of our affiliates may purchase or otherwise acquire a long or short position in the securities from time to time and may, in our or their sole discretion, hold or resell those securities. We or one or more of our affiliates may also take positions in other types of appropriate financial instruments that may become available in the future. You should note that if we take any such position at any time, it is possible that we could receive substantial returns with respect to those positions while the value of your security may decline.

We or one or more of our affiliates may also issue, underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns linked to the basket components or any related underlying indices. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities.

Significant Aspects Of The Tax Treatment Of The Securities Are Uncertain.

The United States federal income tax consequences of your investment in the securities are uncertain, both as to the timing and character of any inclusion in income in respect of your securities. There is no authority that specifically addresses the United States federal income tax treatment of the securities and we do not plan to request a ruling from the IRS regarding the tax treatment of the securities. It is possible that the IRS or a court may not agree with the tax treatment described in this pricing supplement. In such case, your securities could be treated for United States federal income tax purposes in a manner that differs significantly from the treatment described in this pricing supplement. We urge you to read the discussion entitled “United States Federal Income Tax Considerations”

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below on page PRS-57 for a more detailed discussion of the tax considerations applicable to your securities, and we also urge you to discuss the tax consequences of your investment in the securities with your tax advisor.

Although not entirely clear, it is possible that the purchase and ownership of the securities will be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Code to the extent the amount you receive in respect of the securities relates to changes in the values of the ETF components. If your securities were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, exchange or maturity of your securities that is attributable to the appreciation of the ETF components over the term of your securities would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such recharacterized capital gain) to the extent that such capital gain exceeds the “net underlying long-term capital gain”, as defined in Section 1260 of the Code, in respect of the securities. If your securities are subject to these rules, such excess will be presumed to be equal to all of the gain that you recognized in respect of the securities (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary. Because the application of the constructive ownership rules to the securities is unclear, you should review the discussion set forth under “United States Federal Income Tax Considerations—Section 1260 of the Code” on page PRS-58 below for a more detailed discussion of the application of Section 1260 of the Code to your securities, and we also urge you to discuss the tax consequences of your investment in the securities with your tax advisor.

In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the securities should be required to accrue ordinary income on a current basis, whether gain or loss recognized upon the sale, exchange or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could, in any case, increase the likelihood that you will be required to accrue income over the term of an instrument such as the securities even though you will not receive any payments with respect to the securities until maturity. The outcome of this process is uncertain. You should consult your tax advisor as to the possible alternative treatments in respect of the securities.

Wells Fargo intends to treat your securities for United States federal income tax purposes in accordance with the treatment described in this pricing supplement unless and until there is a change in the law or the Treasury Department or IRS determines that some other treatment is more appropriate.

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Hypothetical Returns

The following table illustrates, for a range of hypothetical ending prices of the Basket:

•	the hypothetical percentage change from the starting price to the hypothetical ending price;

•	the hypothetical redemption amount payable at stated maturity per security;

•	the hypothetical total pre-tax rate of return; and

•	the hypothetical pre-tax annualized rate of return.

Hypothetical ending price	Hypothetical percentage change from the starting price to the hypothetical ending price	Hypothetical redemption amount payable at stated maturity per security	Hypothetical pre-tax total rate of return	Hypothetical pre-tax annualized rate of return(1)
140.00	40.00%	$1,454.00	45.40%	9.57%
130.00	30.00%	$1,340.50	34.05%	7.45%
120.00	20.00%	$1,227.00	22.70%	5.17%
110.00	10.00%	$1,113.50	11.35%	2.70%
105.00	5.00%	$1,056.75	5.68%	1.38%
100.00(2)	0.00%	$1,000.00	0.00%	0.00%
90.00	-10.00%	$1,000.00	0.00%	0.00%
85.00	-15.00%	$1,000.00	0.00%	0.00%
84.00	-16.00%	$990.00	-1.00%	-0.25%
80.00	-20.00%	$950.00	-5.00%	-1.28%
70.00	-30.00%	$850.00	-15.00%	-4.02%
50.00	-50.00%	$650.00	-35.00%	-10.47%
25.00	-75.00%	$400.00	-60.00%	-21.62%
0.00	-100.00%	$150.00	-85.00%	-42.17%
(1)	The annualized rates of return are calculated on a semi-annual bond equivalent basis with compounding.
(2)	The starting price.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rates of return will depend on the actual ending price.

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Hypothetical Payments at Stated Maturity

Set forth below are three examples of payment at stated maturity calculations (rounded to two decimal places), assuming hypothetical ending prices as indicated in the examples.

Example 1. Redemption amount is greater than the original offering price:

	S&P 500 Index	iShares MSCI EAFE Index Fund	S&P MidCap 400 Index	iShares MSCI Emerging Markets Index Fund	Russell 2000 Index
Initial Component Price or Level	1615.41	57.57	1171.34	37.58	991.13
Final Component Price or Level	2173.70	83.07	1370.58	45.18	1523.07
Component Return	34.56%	44.29%	17.01%	20.22%	53.67%

Based on the hypothetical component returns set forth above, the hypothetical ending price would equal:

100 x [1 + (70% x 34.56%) + (15% x 44.29%) + (8% x 17.01%) + (4% x 20.22%) + (3% x 53.67%)] = 134.62

Since the hypothetical ending price is greater than the starting price, the redemption amount would equal:

$1,000 +	$1,000 x			= $1,392.94
		134.62 – 100	x 113.5%
100

On the stated maturity date you would receive $1,392.94 per security.

Example 2. Redemption amount is equal to the original offering price:

	S&P 500 Index	iShares MSCI EAFE Index Fund	S&P MidCap 400 Index	iShares MSCI Emerging Markets Index Fund	Russell 2000 Index
Initial Component Price or Level	1615.41	57.57	1171.34	37.58	991.13
Final Component Price or Level	1256.79	68.84	1244.43	46.34	1211.36
Component Return	-22.20%	19.58%	6.24%	23.31%	22.22%

Based on the hypothetical component returns set forth above, the hypothetical ending price would equal:

100 x [1 + (70% x -22.20%) + (15% x 19.58%) + (8% x 6.24%) + (4% x 23.31%) + (3% x 22.22%)] = 89.50

Since the hypothetical ending price is less than the starting price, but not by more than 15%, you would not lose any of the original offering price of your securities.

On the stated maturity date you would receive $1,000 per security.

In this example, the closing level of the S&P 500 Index decreases from its initial component level to its final component level, and the closing levels and fund closing prices, as the case may be, of the other basket components increase from their initial component levels or prices, as the case may be, to their final component levels or prices, as the case may be. Although the final component level or price, as the case may be, is greater than the initial component level or price, as the case may be, for four of the five basket components, the ending price is less than the starting price. This scenario illustrates the disproportionate effect that the performance of the S&P 500 Index will have on the determination of the ending price.

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Hypothetical Payments at Stated Maturity (Continued)

Example 3. Redemption amount is less than the original offering price:

	S&P 500 Index	iShares MSCI EAFE Index Fund	S&P MidCap 400 Index	iShares MSCI Emerging Markets Index Fund	Russell 2000 Index
Initial Component Price or Level	1615.41	57.57	1171.34	37.58	991.13
Final Component Price or Level	1057.93	48.71	1068.14	36.82	439.27
Component Return	-34.51%	-15.39%	-8.81%	-2.02%	-55.68%

Based on the hypothetical component returns set forth above, the hypothetical ending price would equal:

100 x [1 + (70% x -34.51%) + (15% x -15.39%) + (8% x -8.81%) + (4% x -2.02%) + (3% x -55.68%)] = 71.08

Since the hypothetical ending price is less than the threshold price, you would lose a portion of the original offering price of your securities and receive the redemption amount equal to:

$1,000 -	$1,000 x	85.00 -71.08	= $860.80
100.00

On the stated maturity date you would receive $860.80 per security.

To the extent that the component returns and ending price differ from the values assumed above, the results indicated above would be different.

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Additional Terms of the Securities

Wells Fargo will issue the securities as part of a series of senior unsecured debt securities entitled “Medium-Term Notes, Series K,” which is more fully described in the prospectus supplement. Information included in this pricing supplement supersedes information in the prospectus supplement and prospectus to the extent that it is different from that information.

Certain Definitions

A “trading day” with respect to an index component means a day, as determined by the calculation agent, on which (i) the relevant exchanges with respect to each security underlying such index component are scheduled to be open for trading for their respective regular trading sessions and (ii) each related exchange is scheduled to be open for trading for its regular trading session. The “relevant exchange” for any security underlying an index component means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent. The “related exchange” for an index component means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such index component.

A “trading day” with respect to an ETF component means a day, as determined by the calculation agent, on which the relevant exchange and each related exchange with respect to such ETF component or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions. The “relevant exchange” for an ETF component means the primary exchange or quotation system on which shares (or other applicable securities) of such ETF component are traded, as determined by the calculation agent. The “related exchange” for an ETF component means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such ETF component.

Calculation Agent

Wells Fargo Securities, LLC, one of our subsidiaries, will act as initial calculation agent for the securities and may appoint agents to assist it in the performance of its duties. Pursuant to the calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine the redemption amount you receive at stated maturity. In addition, the calculation agent will, among other things:

—	determine whether a market disruption event has occurred;

—	determine if adjustments are required to the closing level of an index component under various circumstances;

—

if publication of an index component is discontinued, select a successor index component (as defined below) or, if no successor index component is available, determine the closing level of such index component;

—	determine if adjustments are required to the fund closing price of an ETF component under various circumstances; and

—

if an ETF component undergoes a liquidation event, select a successor ETF component (as defined below) or, if no successor ETF component is available, determine the fund closing price for such ETF component.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. All percentages and other amounts resulting from any calculation with respect to the securities will be rounded at the calculation agent’s discretion. The calculation agent will have no liability for its determinations.

Market Disruption Events

A “market disruption event” with respect to an index component means any of the following events as determined by the calculation agent in its sole discretion:

(A)

The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant exchanges or otherwise relating to securities which then comprise 20% or more of the level of such index component or any successor index component at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant exchanges or otherwise.

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(B)

The occurrence or existence of a material suspension of or limitation imposed on trading by any related exchange or otherwise in futures or options contracts relating to such index component or any successor index component on any related exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related exchange or otherwise.

(C)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of such index component or any successor index component on their relevant exchanges at any time during the one-hour period that ends at the close of trading on that day.

(D)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such index component or any successor index component on any related exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)

The closure on any exchange business day of the relevant exchanges on which securities that then comprise 20% or more of the level of such index component or any successor index component are traded or any related exchange prior to its scheduled closing time unless the earlier closing time is announced by the relevant exchange or related exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant exchange or related exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant exchange or related exchange, as applicable, system for execution at the close of trading on that day.

(F)	The relevant exchange for any security underlying such index component or successor index component or any related exchange fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to an index component:

(1)

the relevant percentage contribution of a security to the level of such index component or any successor index component will be based on a comparison of (x) the portion of the level of such index component attributable to that security and (y) the overall level of such index component or successor index component, in each case immediately before the occurrence of the market disruption event;

(2)	the “close of trading” means the scheduled closing time of the relevant exchanges with respect to the securities underlying such index component or any successor index component;

(3)

the “scheduled closing time” of any relevant exchange or related exchange on any trading day for such index component or any successor index component means the scheduled weekday closing time of such relevant exchange or related exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and

(4)

an “exchange business day” means any trading day for such index component or any successor index component on which each relevant exchange for the securities underlying such index component or any successor index component and each related exchange are open for trading during their respective regular trading sessions, notwithstanding any such relevant exchange or related exchange closing prior to its scheduled closing time.

A “market disruption event” with respect to an ETF component means any of the following events as determined by the calculation agent in its sole discretion:

(A)

The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant exchange or otherwise relating to the shares (or other applicable securities) of such ETF component or any successor ETF component on the relevant exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant exchange or otherwise.

(B)

The occurrence or existence of a material suspension of or limitation imposed on trading by any related exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of such ETF component or any successor ETF component on any related exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related exchange or otherwise.

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(C)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of such ETF component or any successor ETF component on the relevant exchange at any time during the one-hour period that ends at the close of trading on that day.

(D)

The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of such ETF component or any successor ETF component on any related exchange at any time during the one-hour period that ends at the close of trading on that day.

(E)

The closure of the relevant exchange or any related exchange with respect to such ETF component or any successor ETF component prior to its scheduled closing time unless the earlier closing time is announced by the relevant exchange or related exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant exchange or related exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant exchange or related exchange, as applicable, system for execution at the close of trading on that day.

(F)	The relevant exchange or any related exchange with respect to such ETF component or any successor ETF component fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to an ETF component:

(1)	“close of trading” means the scheduled closing time of the relevant exchange with respect to such ETF component or any successor ETF component; and

(2)

the “scheduled closing time” of the relevant exchange or any related exchange on any trading day for such ETF component or any successor ETF component means the scheduled weekday closing time of such relevant exchange or related exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

If a market disruption event occurs or is continuing with respect to a basket component on the calculation day, then the calculation day for such basket component will be postponed to the first succeeding trading day for such basket component on which a market disruption event for such basket component has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for such basket component after the originally scheduled calculation day for such basket component, that eighth trading day shall be deemed to be the calculation day. If the calculation day has been postponed eight trading days for a basket component after the originally scheduled calculation day for such basket component and a market disruption event occurs or is continuing with respect to such basket component on such eighth trading day, the calculation agent will (i) in the case of an index component, determine the closing level of such index component on such eighth trading day in accordance with the formula for and method of calculating the closing level of such index component last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any of the relevant securities, if a market disruption event has occurred, its good faith estimate of the value of such securities at the scheduled closing time on the relevant exchanges) on such date of each security included in such index component and (ii) in the case of an ETF component, determine the closing price of such ETF component on such eighth trading day based on its good faith estimate of the value of the shares (or other applicable securities) of such ETF component as of the close of trading on such eighth trading day. Notwithstanding a postponement of the calculation day for a particular basket component due to a market disruption event with respect to such basket component, the originally scheduled calculation day will remain the calculation day for any basket component not affected by a market disruption event. As used in clause (i) of the second preceding sentence, “closing price” means, with respect to any security on any date, the relevant exchange traded or quoted price of such security as of the close of trading on such date.

Adjustments to an Index Component

If at any time a sponsor or publisher of an index component (each an “index sponsor”) makes a material change in the formula for or the method of calculating such index component, or in any other way materially modifies such index component (other than a modification prescribed in that formula or method to maintain such index component in the event of changes in constituent stock and capitalization and other routine events), then, from and after that time, the calculation agent will, at the close of business in New York, New York, on each date that the closing level of such index component is to be calculated, calculate a substitute closing level of such

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index component in accordance with the formula for and method of calculating such index component last in effect prior to the change, but using only those securities that comprised such index component immediately prior to that change. Accordingly, if the method of calculating an index component is modified so that the level of such index component is a fraction or a multiple of what it would have been if it had not been modified, then the calculation agent will adjust such index component in order to arrive at a level of such index component as if it had not been modified.

Discontinuance of an Index Component

If an index sponsor discontinues publication of the relevant index component, and such index sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to such index component (a “successor index component”), then, upon the calculation agent’s notification of that determination to the trustee and Wells Fargo, the calculation agent will substitute the successor index component as calculated by the relevant index sponsor or any other entity and calculate the ending price as described above. Upon any selection by the calculation agent of a successor index component, Wells Fargo will cause notice to be given to holders of the securities.

In the event that an index sponsor of an index component discontinues publication of the relevant index component prior to, and the discontinuance is continuing on, the calculation day and the calculation agent determines that no successor index component is available at such time, the calculation agent will calculate a substitute closing level for such index component in accordance with the formula for and method of calculating such index component last in effect prior to the discontinuance, but using only those securities that comprised such index component immediately prior to that discontinuance. If a successor index component is selected or the calculation agent calculates a level as a substitute for an index component, the successor index component or level will be used as a substitute for such index component for all purposes, including the purpose of determining whether a market disruption event exists.

If on the calculation day the index sponsor of an index component fails to calculate and announce the level of such index component, the calculation agent will calculate a substitute closing level of such index component in accordance with the formula for and method of calculating such index component last in effect prior to the failure, but using only those securities that comprised such index component immediately prior to that failure; provided that, if a market disruption event occurs or is continuing with respect to such index component on such day, then the provisions set forth above under “—Market Disruption Events” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by an index sponsor of an index component to calculate and announce the level of, an index component may adversely affect the value of the securities.

Anti-dilution Adjustments Relating to an ETF Component; Alternate Calculation

Anti-dilution Adjustments

The calculation agent will adjust the adjustment factor with respect to an ETF component as specified below if any of the events specified below occurs with respect to the ETF component and the effective date or ex-dividend date, as applicable, for such event is after the pricing date and on or prior to the calculation day.

The adjustments specified below do not cover all events that could affect an ETF component, and there may be other events that could affect an ETF component for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the securities upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, an ETF component, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the securities. In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this pricing supplement or would not preserve the relative investment risks of the securities. All determinations made by the calculation agent in making any adjustments to the terms of the securities, including adjustments that are in addition to, or that differ from, those described in this pricing supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result. In determining whether to make any adjustment to the terms of the securities, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the applicable ETF component.

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For any event described below, the calculation agent will not be required to adjust the applicable adjustment factor unless the adjustment would result in a change to such adjustment factor then in effect of at least 0.10%. An adjustment factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred, then once such split has become effective, the adjustment factor will be adjusted to equal the product of the prior adjustment factor and the number of securities which a holder of one share (or other applicable security) of the ETF component before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) to which the securities are linked has been made by an ETF component ratably to all holders of record of such shares (or other applicable security), then the adjustment factor will be adjusted on the ex-dividend date to equal the prior adjustment factor plus the product of the prior adjustment factor and the number of shares (or other applicable security) of such ETF component which a holder of one share (or other applicable security) of such ETF component before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of such ETF component paid or distributed is based on a fixed cash equivalent value.

(C)	Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred, then the adjustment factor will be adjusted on the ex-dividend date to equal the product of the prior adjustment factor and a fraction, the numerator of which is the closing price per share (or other applicable security) of the ETF component on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price per share (or other applicable security) of the ETF component on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

For purposes of determining whether an extraordinary dividend has occurred:

(1)	“extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and

(2)

“extraordinary dividend amount” with respect to an extraordinary dividend for the securities of the ETF component will equal the amount per share (or other applicable security) of the ETF component of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of the ETF component described below under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If an ETF component declares or makes a distribution to all holders of the shares (or other applicable security) of the ETF component of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the adjustment factor as it deems appropriate in the circumstances. If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the securities that results solely from the applicable event.

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(E)	Reorganization Events

If an ETF component, or any successor ETF component, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and the ETF component is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the adjustment factor or the method of determining the redemption amount or any other terms of the securities as the calculation agent determines appropriate to account for the economic effect on the securities of such event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).

Liquidation Events

If an ETF component is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to such ETF component, then, upon the calculation agent’s notification of that determination to the trustee and Wells Fargo, any subsequent fund closing price for such ETF component will be determined by reference to the fund closing price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor ETF component”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of such substitution on holders of the securities.

If an ETF component undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of such ETF component is to be determined and the calculation agent determines that no successor ETF component is available at such time, then the calculation agent will, in its discretion, calculate the fund closing price for such ETF component on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such ETF component, provided that if the calculation agent determines in its discretion that it is not practicable to replicate such ETF component (including but not limited to the instance in which the sponsor of the index underlying such ETF component discontinues publication of that index), then the calculation agent will calculate the fund closing price for such ETF component in accordance with the formula last used to calculate such fund closing price before such liquidation event, but using only those securities that were held by such ETF component immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event.

If a successor ETF component is selected or the calculation agent calculates the fund closing price as a substitute for an ETF component, such successor ETF component or fund closing price will be used as a substitute for the ETF component for all purposes, including for purposes of determining whether a market disruption event exists. Notwithstanding these alternative arrangements, a liquidation event with respect to an ETF component may adversely affect the value of the securities.

If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the securities unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

Alternate Calculation

If at any time the method of calculating an ETF component or a successor ETF component, or the related underlying index, is changed in a material respect, or if an ETF component or a successor ETF component is in any other way modified so that such ETF component does not, in the opinion of the calculation agent, fairly represent the price of the securities of such ETF component or such successor ETF component had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that any fund closing price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of an exchange traded fund comparable to such ETF component or such successor ETF component, as the case may be, as if such changes or modifications had not been made, and calculate the fund closing price and the redemption amount with reference to such adjusted closing price of such ETF component or such successor ETF component, as applicable.

Events of Default and Acceleration

In case an event of default with respect to the securities has occurred and is continuing, the amount payable to a holder of a security upon any acceleration permitted by the securities, with respect to each security, will be equal to the redemption amount, calculated as

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provided herein; provided, however, that the redemption amount will be calculated using the closing levels and closing prices, as applicable, of the basket components on the date of acceleration.

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Hypothetical Historical Performance of the Basket

The Basket will represent a weighted portfolio of the following five basket components, with the return of each basket component having the weighting noted parenthetically: the S&P 500 Index (70%), the iShares MSCI EAFE Index Fund (15%), the S&P MidCap 400 Index (8%), the iShares MSCI Emerging Markets Index Fund (4%) and the Russell 2000 Index (3%). The value of the Basket will increase or decrease depending upon the performance of the basket components. For more information regarding the basket components, see “The S&P 500 Index,” “The iShares MSCI EAFE Index Fund,” “The S&P MidCap 400 Index,” “The iShares MSCI Emerging Markets Index Fund” and “The Russell 2000 Index.” The Basket does not reflect the performance of all major securities markets.

While historical information on the value of the Basket does not exist for dates prior to the pricing date, the following graph sets forth the hypothetical historical daily values of the Basket for the period from April 11, 2003 to July 3, 2013 assuming that the Basket was constructed on April 11, 2003 with a starting price of 100 and that each of the basket components had the applicable weighting as of such day. We obtained the closing levels and closing prices and other information used by us in order to create the graph below from Bloomberg Financial Markets (“Bloomberg”) without independent verification.

The hypothetical historical basket values, as calculated solely for the purposes of the offering of the securities, fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the value of the Basket during any period shown below is not an indication that the percentage change in the value of the Basket is more likely to be positive or negative during the term of the securities. The hypothetical historical values do not give an indication of future values of the Basket.

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The S&P 500 Index

We obtained all information contained in this pricing supplement regarding the S&P 500® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones Indices” or “S&P”), the sponsor of the S&P 500 Index. S&P has no obligation to continue to publish, and may discontinue publication of, the S&P 500 Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the S&P 500 Index in connection with the offer and sale of securities. As of the date of this pricing supplement, we are one of the companies included in the S&P 500 Index.

According to publicly available information, on July 2, 2012, The McGraw-Hill Companies, Inc., which owned the S&P Indices business, and CME Group, Inc., which is a 90% owner of the joint venture that owned the Dow Jones Indexes business, announced the launch of a new joint venture, S&P Dow Jones Indices. S&P Dow Jones Indices owns the S&P Indices business, including the S&P 500 Index, and the Dow Jones Indexes business.

General

The S&P 500 Index is published by S&P and is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market. The S&P 500 Index covers approximately 75% of the United States equity market.

The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies as of a particular time compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Historically, the “Market Value” of any S&P component stock was calculated as the product of the market price per share and the number of the then-outstanding shares of such S&P component stock. As discussed below, during March 2005, S&P began to use a new methodology to calculate the Market Value of the S&P component stocks and S&P completed its transition to the new calculation methodology during September 2005.

S&P chooses companies for inclusion in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the Standard & Poor’s Stock Guide Database, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the financial viability of the particular company, the market capitalization of that company ($4 billion or greater), the contribution of that company to the index’s sector balance, and the market value and trading activity of the common stock of that company. Continued index membership is not necessarily subject to these guidelines. S&P aims to minimize unnecessary turnover and each removal is determined on a case-by-case basis. Companies that substantially violate one or more of criteria for index inclusion and companies that no longer meet the inclusion criteria as a result of a merger, acquisition or significant restructuring will be considered for removal.

The S&P 500 Index does not reflect the payment of dividends on the stocks underlying it.

Computation of the S&P 500 Index

Prior to March 2005, the Market Value of a component stock was calculated as the product of the market price per share and the total number of outstanding shares of the component stock. In March 2004, S&P announced that it would transition the S&P 500 Index to float-adjusted market capitalization weights. The transition began in March 2005 and was completed in September 2005. S&P’s criteria for selecting stock for the S&P 500 Index was not changed by the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P 500 Index (i.e., its Market Value). Currently, S&P calculates the S&P 500 Index based on the total float-adjusted market capitalization of each component stock, where each stock’s weight in the S&P 500 Index is proportional to its float-adjusted market value. Under float adjustment, the share counts used in calculating the S&P 500 Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

•	holdings by government entities, including all levels of government in the United States or foreign countries; and

•

holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors, or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

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Where holdings in one of these groups exceed 10% of the outstanding shares of a company, the holdings of that group are excluded from the float-adjusted count of shares to be used in the index calculation. Treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock and rights are also not part of the float.

Mutual funds, investment advisory firms, pension funds, or foundations not associated with the company and investment funds in insurance companies are part of the float. Also included in the float are shares held in a trust to allow investors in countries outside the country of domicile, shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class that can be converted by shareholders to a listed class without undue delay and cost.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. The float-adjusted index is then calculated by: dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the index divisor. For companies with multiple classes of stock, S&P calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights. In these cases, the stock price is based on one class, usually the most liquid class, and the share count is based on the total shares outstanding.

The S&P 500 Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500 Index reflects the total Market Value of all the component stocks relative to the S&P 500 base period of 1941-43. The daily calculation of the S&P 500 Index is computed by dividing the Market Value of the S&P 500 component stocks by the index divisor.

The S&P 500 Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spin-offs. Continuity in index values is maintained by adjusting the index divisor for all changes in the S&P 500 constituents’ share capital after the base period of 1941-43 with the index value as of the base period set at 10. Some corporate actions, such as stock splits and stock dividends do not require index divisor adjustments because following a stock split or stock dividend, both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the component stock. Corporate actions (such as stock splits, stock dividends, spin-offs and rights offerings) are applied after the close of trading on the day before the ex-date. Share changes resulting from exchange offers are applied on the ex-date.

To prevent the level of the S&P 500 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500 Index require an index divisor adjustment. By adjusting the index divisor for the change in total Market Value, the level of the S&P 500 Index remains constant. This helps maintain the level of the S&P 500 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500 Index does not reflect the corporate actions of individual companies in the S&P 500 Index. All index divisor adjustments are made after the close of trading and after the calculation of the closing levels of the S&P 500 Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500 Index and do not require index divisor adjustments.

The table below summarizes the types of index maintenance adjustments and indicates whether or not an index divisor adjustment is required.

Type of Corporate Action	Comments	Divisor Adjustment

Company added/deleted	Net change in market value determines divisor adjustment.	Yes

Change in shares outstanding	Any combination of secondary issuance, share repurchase or buy back—share counts revised to reflect change.	Yes

Stock split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No

Spin-off	If spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes

Spin-off	Spun-off company added to the index, no company removed from the index.	No

Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes

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Change in IWF	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes

Special dividend	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes

Rights offering	Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.	Yes

Each of the corporate events exemplified in the table requiring an adjustment to the index divisor has the effect of altering the Market Value of the component stock and consequently of altering the aggregate Market Value of the S&P 500 component stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P 500 Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected component stock, a new index divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value	= Pre-Event Index Value
New Divisor

New Divisor =	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the S&P 500 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500 Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500 Index are updated as required by any changes in the number of shares outstanding and then the index divisor is adjusted accordingly. In addition, changes in a company’s shares due to its acquisition of another public company are made as soon as reasonably possible. Changes in a company’s shares outstanding of 5% or more due to public offerings, tender offers, Dutch auctions or exchange offers are also made as soon as reasonably possible. Other changes of 5% or more (due to, for example, company stock repurchases, private placements, an acquisition of a privately held company, redemptions, exercise of options, warrants, conversion of preferred stock, notes, debt, equity participations, at-the-market stock offerings or other recapitalizations) are made weekly, and are announced on Wednesdays for implementation after the close of trading on the following Wednesday. If a 5% or more change causes a company’s IWF to change by 5 percentage points or more (for example from 0.80 to 0.85), the IWF will be updated at the same time as the share change, except IWF changes resulting from partial tender offers will be considered on a case-by-case basis. Changes to an IWF of less than 5 percentage points are implemented at the next IWF review, which occurs annually. In the case of certain rights issuances, in which the number of rights issued and/or terms of their exercise are deemed substantial, a price adjustment and share increase may be implemented immediately.

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The S&P 500 Index (Continued)

License Agreement

We and S&P Dow Jones Indices LLC have entered into a non-transferable, non-exclusive license agreement providing for the sublicense to us, in exchange for a fee, of the right to use the S&P 500 Index in connection with the issuance of the securities.

The license agreement between us and S&P Dow Jones Indices LLC provides that the following language must be stated in this pricing supplement:

“The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, S&P Financial Services LLC, any of their respective affiliates (collectively, “S&P/Dow Jones”) or their third party licensors. Neither S&P/Dow Jones nor its third party licensors make any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P 500 Index to track general stock market performance. S&P/Dow Jones and its third party licensors’ only relationship to Wells Fargo & Company with respect to the S&P 500 Index is the licensing of the S&P 500 Index and certain trademarks, servicemarks and/or trade names of S&P/Dow Jones and/or its third party licensors. The S&P 500 Index is determined, composed and calculated by S&P/Dow Jones or its third party licensors without regard to Wells Fargo & Company or the securities. S&P/Dow Jones and its third party licensors have no obligation to take the needs of Wells Fargo & Company or the owners of the securities into consideration in determining, composing or calculating the S&P 500 Index. Neither S&P/Dow Jones nor its third party licensors are responsible for and have not participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities, or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P/Dow Jones and its third party licensors have no obligation or liability in connection with the administration, marketing or trading of the securities. There is no assurance that investment products based on the S&P 500 Index will accurately track index performance or provide positive investment returns. S&P/Dow Jones is not an investment advisor. Inclusion of a security within the S&P 500 Index is not a recommendation by S&P/Dow Jones to buy, sell, or hold such security, nor is it considered to be investment advice.

NEITHER S&P/DOW JONES NOR ITS THIRD PARTY LICENSORS GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS OR THE COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P/DOW JONES AND ITS THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P/DOW JONES AND ITS THIRD PARTY LICENSORS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY WELLS FARGO & COMPANY, OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P/DOW JONES OR ITS THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P/DOW JONES AND WELLS FARGO & COMPANY, OTHER THAN THE LICENSORS OF S&P/DOW JONES.”

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The S&P 500 Index (Continued)

Historical Information

We obtained the closing levels listed below from Bloomberg without independent verification. You can obtain the level of the S&P 500 Index at any time from Bloomberg under the symbol “SPX” or from the S&P Dow Jones Indices website at www.standardandpoors.com. No information contained on the S&P Dow Jones Indices website is incorporated by reference into this pricing supplement.

The following graph sets forth daily closing levels of the S&P 500 Index for the period from January 1, 2003 to July 3, 2013. The closing level on July 3, 2013 was 1615.41.

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The S&P 500 Index (Continued)

The following table sets forth the high and low closing levels, as well as end-of-period closing levels, of the S&P 500 Index for each quarter in the period from January 1, 2003 through June 30, 2013 and for the period from July 1, 2013 to July 3, 2013.

	High	Low	Last
2003
First Quarter	931.66	800.73	848.18
Second Quarter	1011.66	858.48	974.50
Third Quarter	1039.58	965.46	995.97
Fourth Quarter	1111.92	1018.22	1111.92
2004
First Quarter	1157.76	1091.33	1126.21
Second Quarter	1150.57	1084.10	1140.84
Third Quarter	1129.30	1063.23	1114.58
Fourth Quarter	1213.55	1094.81	1211.92
2005
First Quarter	1225.31	1163.75	1180.59
Second Quarter	1216.96	1137.50	1191.33
Third Quarter	1245.04	1194.44	1228.81
Fourth Quarter	1272.74	1176.84	1248.29
2006
First Quarter	1307.25	1254.78	1294.83
Second Quarter	1325.76	1223.69	1270.20
Third Quarter	1339.15	1234.49	1335.85
Fourth Quarter	1427.09	1331.32	1418.30
2007
First Quarter	1459.68	1374.12	1420.86
Second Quarter	1539.18	1424.55	1503.35
Third Quarter	1553.08	1406.70	1526.75
Fourth Quarter	1565.15	1407.22	1468.36
2008
First Quarter	1447.16	1273.37	1322.70
Second Quarter	1426.63	1278.38	1280.00
Third Quarter	1305.32	1106.39	1166.36
Fourth Quarter	1161.06	752.44	903.25
2009
First Quarter	934.70	676.53	797.87
Second Quarter	946.21	811.08	919.32
Third Quarter	1071.66	879.13	1057.08
Fourth Quarter	1127.78	1025.21	1115.10
2010
First Quarter	1174.17	1056.74	1169.43
Second Quarter	1217.28	1030.71	1030.71
Third Quarter	1148.67	1022.58	1141.20
Fourth Quarter	1259.78	1137.03	1257.64
2011
First Quarter	1343.01	1256.88	1325.83
Second Quarter	1363.61	1265.42	1320.64
Third Quarter	1353.22	1119.46	1131.42
Fourth Quarter	1285.09	1099.23	1257.60
2012
First Quarter	1416.51	1277.06	1408.47
Second Quarter	1419.04	1278.04	1362.16
Third Quarter	1465.77	1334.76	1440.67
Fourth Quarter	1461.40	1353.33	1426.19
2013
First Quarter	1569.19	1457.15	1569.19
Second Quarter	1669.16	1541.61	1606.28
July 1, 2013 to July 3, 2013	1615.41	1614.08	1615.41

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The iShares MSCI EAFE Index Fund

The iShares® MSCI EAFE Index Fund is issued by the iShares Trust, a registered investment company. The iShares MSCI EAFE Index Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE Index. Information provided to or filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”) and the Investment Company Act of 1940, as amended (the “Investment Company Act”) can be located by reference to SEC file numbers 333-92935 and 811-09729 and can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this pricing supplement. The iShares MSCI EAFE Index Fund is listed on the NYSE Arca, Inc. under the ticker symbol “EFA.”

This pricing supplement relates only to the securities offered hereby and does not relate to the iShares MSCI EAFE Index Fund. We have derived all disclosures contained in this pricing supplement regarding the iShares MSCI EAFE Index Fund from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the iShares MSCI EAFE Index Fund. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the iShares MSCI EAFE Index Fund in connection with the offer and sale of securities. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the iShares MSCI EAFE Index Fund (and therefore the price of the iShares MSCI EAFE Index Fund at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the iShares MSCI EAFE Index Fund could affect the payment at maturity with respect to the securities and therefore the trading prices of the securities.

We and/or our affiliates may presently or from time to time engage in business with the iShares MSCI EAFE Index Fund. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the iShares MSCI EAFE Index Fund, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the iShares MSCI EAFE Index Fund. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.

The MSCI EAFE Index

We obtained all information contained in this pricing supplement regarding the MSCI EAFE Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, MSCI, Inc. (“MSCI”), the sponsor of the MSCI EAFE Index. MSCI has no obligation to continue to publish, and may discontinue publication of, the MSCI EAFE Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the MSCI EAFE Index in connection with the offer and sale of the securities.

The MSCI EAFE Index is a free float-adjusted market capitalization index compiled by MSCI that is designed to measure developed market equity performance, excluding the United States and Canada. As of the date of this pricing supplement, the following developed market country indices are included in the MSCI EAFE Index: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. MSCI is under no obligation to continue to include these country indices. The component country indices included within the MSCI EAFE Index are a sampling of equity securities across industry groups in such country’s equity markets. The MSCI EAFE Index is calculated in U.S. dollars, is an MSCI International Index and is part of the MSCI Global Investable Market Indices, the methodology of which is discussed below.

Constructing the MSCI EAFE Index

MSCI undertakes an index construction process, which involves: (i) defining the equity universe; (ii) determining the market investable equity universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying index continuity rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (the “GICS”).

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The iShares MSCI EAFE Index Fund (Continued)

Defining the Equity Universe

(i)

Identifying Eligible Equity Securities: The equity universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed Markets (“DM”) or Emerging Markets (“EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds (other than business development companies in the U.S.), ETFs, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the equity universe. Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion. All of the country indices included in the MSCI EAFE Index are classified as DM.

(ii)

Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A market investable equity universe for a market is derived by applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the global investable market indices methodology. The global investable equity universe is the aggregation of all market investable equity universes.

The investability screens used to determine the investable equity universe in each market are:

(i)

Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum full market capitalization (the “equity universe minimum size requirement”). The equity universe minimum size requirement applies to companies in all markets, DM or EM, and is derived as follows:

•

First, the companies in the DM equity universe are sorted in descending order of full market capitalization and the cumulative coverage of the free float-adjusted market capitalization of the DM equity universe is calculated at each company. Each company’s free float-adjusted market capitalization is represented by the aggregation of the free float-adjusted market capitalization of the securities of that company in the equity universe.

•

Second, when the cumulative free float-adjusted market capitalization coverage of 99% of the sorted equity universe is achieved, the full market capitalization of the company at that point defines the equity universe minimum size requirement.

At the time of the November 2011 Semi-Annual Index Review (“SAIR”), the equity universe minimum size requirement was set at $119,000,000. Companies with a full market capitalization below this level are not included in any market investable equity universe. The equity universe minimum size requirement is reviewed and, if necessary, revised at each Semi-Annual Index Review, as described below.

(ii)

Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.

(iii)

DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have adequate liquidity. The Annualized Traded Value Ratio (“ATVR”), a measure that offers the advantage of screening out extreme daily trading volumes and taking into account the free float-adjusted market capitalization size of securities, is used to measure liquidity. In the calculation of the ATVR, the trading volumes in depository receipts associated with that security, such as ADRs or GDRs, are also considered. A minimum liquidity level of 20% of 3-month ATVR and 90% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 20% of 12-month ATVR, are required for inclusion of a security in a market investable equity universe of a DM. A minimum liquidity level of 15% of 3-month ATVR and 80% of 3-

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The iShares MSCI EAFE Index Fund (Continued)

month frequency of trading over the last 4 consecutive quarters, as well as 15% of 12-month ATVR, are required for inclusion of a security in a market investable equity universe of an EM.

Due to liquidity concerns relating to securities trading at very high stock prices, a security with a stock price above $10,000 will fail the liquidity screening and will not be included in any market investable equity universe. This limitation applies only for securities that are not currently constituents of the MSCI Global Investable Market Indices. Current constituents of the MSCI Global Investable Market Indices will remain in their respective indices even if their stock price passes $10,000.

(iv)

Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a market investable equity universe. Exceptions to this general rule are made only in the limited cases where the exclusion of securities of a very large company would compromise the Standard Index’s ability to fully and fairly represent the characteristics of the underlying market.

(v)

Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a semi-annual index review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the minimum length of trading requirement and may be included in a market investable equity universe and the Standard Index outside of a quarterly or semi-annual index review.

Defining Market Capitalization Size Segments for Each Market

Once a market investable equity universe is defined, it is segmented into the following size–based indices (the “Size Segment Indices”):

•	Investable Market Index (Large + Mid + Small)

•	Standard Index (Large + Mid)

•	Large Cap Index

•	Mid Cap Index

•	Small Cap Index

Creating the Size Segment Indices in each market involves the following steps: (i) defining the market coverage target range for each size segment; (ii) determining the global minimum size range for each size segment; (iii) determining the market size-segment cutoffs and associated segment number of companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements.

Index Continuity Rules for the Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index. The MSCI EAFE Index is a DM Standard Index, meaning that only securities that would qualify for inclusion in a Large Cap Index or a Mid Cap Index will be included in the MSCI EAFE Index.

If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a DM or three securities in an EM, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that DM or three in that EM. At subsequent index reviews, if the free float-adjusted market

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capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

When the index continuity rule is in effect, the market size-segment cutoff is set at 0.5 times the global minimum size reference for the Standard Index rather than the full market capitalization of the smallest company in that market’s Standard Index.

Creating Style Indices within Each Size Segment

All securities in the investable equity universe are classified into value or growth segments using the MSCI Global Value and Growth methodology. The classification of a security into the value or growth segment is used by MSCI to construct additional indices.

Classifying Securities under the Global Industry Classification Standard

All securities in the global investable equity universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, the GICS. The GICS entails four levels of classification: (1) sector; (2) industry groups; (3) industries; (4) sub–industries. Under the GICS, each company is assigned uniquely to one sub–industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS. The GICS classification of each security is used by MSCI to construct additional indices.

Maintenance of the MSCI EAFE Index

In order to maintain the representativeness of the MSCI EAFE Index, MSCI may make structural changes to the MSCI EAFE Index as a whole by adding or deleting component country indices. In particular, MSCI may add additional component country indices to the MSCI EAFE Index or subtract one or more of its current component country indices prior to the maturity of the securities. Currently, such changes in the MSCI EAFE Index may generally only be made on four dates throughout the year: after the close of the last business day of each February, May, August and November.

Each component country index is maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of such index, and index stability and low index turnover. The maintenance of the component country indices is reflected in the MSCI EAFE Index.

In particular, index maintenance involves:

(i)	SAIRs in May and November of the Size Segment which include:

•	Updating the indices on the basis of a fully refreshed equity universe.

•	Taking buffer rules into consideration for migration of securities across size and style segments.

•	Updating FIFs and Number of Shares (“NOS”).

The objective of the SAIRs is to systematically reassess the various dimensions of the equity universe for all markets on a fixed semi-annual timetable. A SAIR involves a comprehensive review of the Size Segment Indices. During each SAIR, the equity universe is updated and the global minimum size range is recalculated for each size segment. Among other index maintenance activities, for each market, new equity securities are identified and tested for inclusion in the relevant index and existing component securities are evaluated to ensure they meet the revised requirements for inclusion in the relevant index.

(ii)	Quarterly Index Reviews (“QIRs”) in February and August of the Size-Segment Indices aimed at:

•	Including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index.

•	Allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR.

•	Reflecting the impact of significant market events on FIFs and updating NOS.

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The objective of the QIRs is to ensure that the MSCI Indices continue to be an accurate reflection of the evolving equity marketplace. This is achieved by a timely reflection of significant market driven changes that were not captured in the index at the time of their actual occurrence but are significant enough to be reflected before the next SAIR. QIRs may result in additions or deletions due to, among other factors, migration to another Size Segment Index, and changes in FIFs and NOS. Only additions of significant new investable companies are considered during a QIR and only with respect to Standard Indices. The buffer zones used to manage the migration of companies from one segment to another are wider than those used in the SAIR. The style classification is reviewed only for companies that are reassigned to a different size segment.

(iii)

Ongoing event-related changes. Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes generally are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

The results of the SAIRs and QIRs are announced at least two weeks in advance of implementation. All changes resulting from corporate events are announced prior to their implementation.

Index Calculation

The MSCI EAFE Index is calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking. As a general principle, today’s MSCI Indices levels are obtained by applying the change in the market performance to the previous period MSCI EAFE Index levels.

Corporate Events

In addition to the index maintenance described above, maintaining the component country indices also includes monitoring and completing adjustments for certain corporate events, including mergers and acquisitions, tender offers, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spin-offs. Index maintenance of the component country indices is reflected in the MSCI EAFE Index. The adjustments for certain corporate events are described more fully below.

Mergers and Acquisitions

As a general principle, MSCI implements mergers and acquisitions as of the close of the last trading day of the acquired entity or merging entities (last offer day for tender offers), regardless of the status of the securities (index constituents or non-index constituents) involved in the event. MSCI uses market prices for implementation. This principle applies if all necessary information is available prior to the completion of the event and if the liquidity of the relevant constituent(s) is not expected to be significantly diminished on the day of implementation. Otherwise, MSCI will determine the most appropriate implementation method and announce it prior to the changes becoming effective.

For U.S. mergers and acquisitions, where the delisting date for the acquired security is not available in advance and the completion of the transaction may be delayed due, for example, to the existence of financing conditions, MSCI will wait until the official announcement of the completion of the deal to delete the security and will give clients advance notice before the deletion. However, if the delisting date for the acquired security is not available in advance, and the transaction is not subject to any financing conditions, MSCI will delete such securities shortly after the relevant shareholders’ approvals, provided that all other conditions required for completion of the transaction have been met.

If the deletion of securities after the official announcement of the completion of a deal results in deleting securities after they have ceased trading. MSCI will use the following deletion prices:

•	the last traded price before the delisting if the acquisition is for cash; or

•	a calculated price based on the terms of the acquisition and the market share price of the acquirer if the acquisition is for shares or cash and shares.

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Tender Offers

In tender offers, the acquired or merging security is generally deleted from the applicable MSCI Indices at the end of the initial offer period, when the offer is likely to be successful and/or if the free float of the security is likely to be substantially reduced (this rule is applicable even if the offer is extended), or once the results of the offer have been officially communicated and the offer has been successful and the security’s free float has been substantially reduced, if all required information is not available in advance or if the offer’s outcome is uncertain. The main factors considered by MSCI when assessing the outcome of a tender offer (not in order of importance) are: the announcement of the offer as friendly or hostile, a comparison of the offer price to the acquired security’s market price, the recommendation by the acquired company’s board of directors, the major shareholders’ stated intention whether to tender their shares, the required level of acceptance, the existence of pending regulatory approvals, market perception of the transaction, official preliminary results if any, and other additional conditions for the offer.

If a security is deleted from an MSCI index, the security will not be reinstated immediately after its deletion even when the tender offer is subsequently declared unsuccessful and/or the free float of the security is not substantially reduced. It may be reconsidered for MSCI index inclusion at the following regularly scheduled index review. MSCI uses market prices for implementation.

Late Announcements of Completion of Mergers and Acquisitions

When the completion of an event is announced too late to be reflected as of the close of the last trading day of the acquired or merging entities, implementation occurs as of the close of the following day or as soon as practicable thereafter. In these cases, MSCI uses a calculated price for the acquired or merging entities. The calculated price is determined using the terms of the transaction and the price of the acquiring or merged entity, or, if not appropriate, using the last trading day’s market price of the acquired or merging entities.

Conversions of Share Classes

Conversions of a share class into another share class resulting in the deletion and/or addition of one or more classes of shares are implemented as of the close of the last trading day of the share class to be converted.

Spin-Offs

On the ex-date of a spin-off, a price adjustment factor (“PAF”) is applied to the price of the security of the parent company. The PAF is calculated based on the terms of the transaction and the market price of the spun-off security. If the spun-off entity qualifies for inclusion, it is included as of the close of its first trading day. In order to decide whether the spun-off entity qualifies for inclusion, the full company market capitalization of the spun-off entity is estimated by MSCI prior to the spin-off being effective. These estimates are typically based on public information provided by the parent company, including amongst others the spin-off prospectus and estimates from brokers.

In cases of spin-offs of partially-owned companies, the post-event free float of the spun-off entity is calculated using a weighted average of the existing shares and the spun-off shares, each at their corresponding free float. Any resulting changes to FIFs and/or domestic inclusion factors (“DIF”) are implemented as of the close of the ex-date.

When the spun-off security does not trade on the ex-date, a “detached” security is created to avoid a drop in the free float-adjusted market capitalization of the parent entity, regardless of whether the spun-off security is added or not. The detached security is included until the spun-off security begins trading, and is deleted thereafter. Generally, the value of the detached security is equal to the difference between the price on the day prior to the ex-date and the ex-price of the parent security.

Corporate Actions

Corporate actions such as splits, bonus issues and rights issues, which affect the price of a security, require a price adjustment. In general, the PAF is applied on the ex-date of the event to ensure that security prices are comparable between the ex-date and the day prior to the ex-date. To do so, MSCI adjusts for the value of the right and/or the value of the special assets that are distributed and the changes in number of shares and FIF, if any, are reflected as of the close of the ex-date. In general, corporate actions do not impact the free float of the securities because the distribution of new shares is carried out on a pro rata basis to all existing shareholders. Therefore, MSCI will generally not implement any pending number of shares and/or free float updates simultaneously with the event.

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The iShares MSCI EAFE Index Fund (Continued)

If a security does not trade for any reason on the ex-date of the corporate action, the event will be generally implemented on the day the security resumes trading.

Share Placements and Offerings

Changes in number of shares and FIF resulting from primary equity offerings representing at least 5% of the security’s number of shares are generally implemented as of the close of the first trading day of the new shares, if all necessary information is available at that time. Otherwise, the event is implemented as soon as practicable after the relevant information is made available. A primary equity offering involves the issuance of new shares by a company. Changes in number of shares and FIF resulting from primary equity offerings representing less than 5% of the security’s number of shares are implemented at the next regularly scheduled index review following the completion of the event. Block sales or large market transactions involving changes in strategic ownership, which are publicly announced, made by way of immediate book-building and/or in the absence of an offer prospectus, that result in significant changes in free float estimates and corresponding FIFs will generally be reflected at the following regularly scheduled index review. For public secondary offerings of existing constituents representing at least 5% of the security’s number of shares, where possible, MSCI will announce these changes and reflect them shortly after the results of the subscription are known. Secondary public offerings that, given lack of sufficient notice, were not reflected immediately will be implemented at the following regularly scheduled index review.

Debt-to-Equity Swaps

In general, large debt-to-equity swaps involve the conversion of debt into equity originally not convertible at the time of issue. In this case, changes in numbers of shares and subsequent FIF and/or DIF changes are implemented as of the close of the first trading day of the newly issued shares, or shortly thereafter if all necessary information is available at the time of the swap. In general, shares issued in debt-to-equity swaps are assumed to be issued to strategic investors. As such, the post event free float is calculated on a pro forma basis assuming that all these shares are non-free float. Changes in numbers of shares and subsequent FIF and/or DIF changes due to conversions of convertible bonds or other convertible instruments, including periodical conversions of preferred stocks and small debt-to-equity swaps are implemented at a following regularly scheduled index review.

Suspensions and Bankruptcies

MSCI will remove from the MSCI Equity Indices as soon as practicable companies that file for bankruptcy, companies that file for protection from their creditors and companies that fail stock exchange listing requirements upon announcement of delisting.

MSCI will delete from the MSCI Equity Indices after 40 business days of suspension, where feasible, securities of companies facing financial difficulties (e.g., liquidity issues, debt repayment issues, companies under legal investigation, etc.) with at least two business days advance notice. Subsequently, if and when these securities resume normal trading, they may be considered as a potential addition to the MSCI Indices at the next scheduled SAIR. In certain cases, when the financial situation of companies is not transparent, after 40 business days of suspension, MSCI may retain companies in the indices and may evaluate them at a subsequent index review.

Securities of companies suspended due to pending corporate events (e.g., merger, acquisition, etc.), will continue to be included in the MSCI Indices until they resume trading regardless of the duration of the suspension period.

When the primary exchange price is not available, MSCI will delete securities at an over the counter or equivalent market price when such a price is available and deemed relevant. If no over the counter or equivalent price is available, the security will be deleted at the smallest price (unit or fraction of the currency) at which a security can trade on a given exchange.

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The iShares MSCI EAFE Index Fund (Continued)

Historical Information

We obtained the closing prices listed below from Bloomberg without independent verification. You can obtain the value of the iShares MSCI EAFE Index Fund at any time from Bloomberg under the symbol “EFA” or from the iShares website at www.ishares.com. No information contained on the iShares website is incorporated by reference into this pricing supplement.

The following graph sets forth daily closing prices of the iShares MSCI EAFE Index Fund for the period from January 1, 2003 to July 3, 2013. The closing price on July 3, 2013 was $57.57.

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The iShares MSCI EAFE Index Fund (Continued)

The following table sets forth the high and low closing prices, as well as end-of-period closing prices, of the iShares MSCI EAFE Index Fund for each quarter in the period from January 1, 2003 through June 30, 2013 and for the period from July 1, 2013 to July 3, 2013.

	High	Low	Last
2003
First Quarter	$34.15	$28.81	$30.20
Second Quarter	$37.77	$30.67	$36.10
Third Quarter	$40.38	$36.07	$39.00
Fourth Quarter	$45.59	$40.22	$45.59
2004
First Quarter	$48.10	$45.12	$47.20
Second Quarter	$48.10	$43.38	$47.67
Third Quarter	$47.40	$44.47	$47.13
Fourth Quarter	$53.42	$47.13	$53.42
2005
First Quarter	$55.25	$51.26	$52.96
Second Quarter	$53.83	$51.28	$52.39
Third Quarter	$58.48	$51.95	$58.10
Fourth Quarter	$60.94	$54.72	$59.43
2006
First Quarter	$65.38	$60.33	$64.92
Second Quarter	$70.58	$59.46	$65.39
Third Quarter	$68.36	$61.70	$67.75
Fourth Quarter	$74.33	$67.94	$73.22
2007
First Quarter	$76.72	$70.90	$76.26
Second Quarter	$81.78	$76.50	$80.77
Third Quarter	$83.62	$73.94	$82.59
Fourth Quarter	$86.10	$78.24	$78.50
2008
First Quarter	$78.35	$68.31	$71.90
Second Quarter	$78.52	$68.10	$68.70
Third Quarter	$68.04	$53.08	$56.30
Fourth Quarter	$55.88	$35.71	$44.87
2009
First Quarter	$45.44	$31.69	$37.59
Second Quarter	$49.04	$38.57	$45.81
Third Quarter	$55.81	$43.91	$54.70
Fourth Quarter	$57.28	$52.66	$55.30
2010
First Quarter	$57.96	$50.45	$56.00
Second Quarter	$58.03	$46.29	$46.51
Third Quarter	$55.42	$47.09	$54.92
Fourth Quarter	$59.46	$54.25	$58.23
2011
First Quarter	$61.91	$55.31	$60.09
Second Quarter	$63.87	$57.10	$60.14
Third Quarter	$60.80	$46.66	$47.75
Fourth Quarter	$55.57	$46.45	$49.53
2012
First Quarter	$55.80	$49.15	$54.90
Second Quarter	$55.51	$46.55	$49.96
Third Quarter	$55.15	$47.62	$53.00
Fourth Quarter	$56.88	$51.96	$56.82
2013
First Quarter	$59.89	$56.90	$58.98
Second Quarter	$63.53	$57.03	$57.38
July 1, 2013 to July 3, 2013	$57.84	$57.55	$57.57

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The S&P MidCap 400 Index

We obtained all information contained in this pricing supplement regarding the S&P MidCap 400® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones Indices” or “S&P”), the sponsor of the S&P MidCap 400 Index. S&P has no obligation to continue to publish, and may discontinue publication of, the S&P MidCap 400 Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the S&P MidCap 400 Index in connection with the offer and sale of securities.

According to publicly available information, on July 2, 2012, The McGraw-Hill Companies, Inc., which owned the S&P Indices business, and CME Group, Inc., which is a 90% owner of the joint venture that owned the Dow Jones Indexes business, announced the launch of a new joint venture, S&P Dow Jones Indices. S&P Dow Jones Indices owns the S&P Indices business, including the S&P MidCap 400 Index, and the Dow Jones Indexes business.

General

The S&P MidCap 400 Index is published by S&P, is comprised of 400 companies with mid-sized market capitalizations ranging from $1 billion to $4.4 billion and covers over 7% of the United States equities market. The S&P MidCap 400 Index is intended to provide an accurate measure of mid-sized companies, reflecting the risk and return characteristics of the broader mid-cap universe on an on-going basis.

The calculation of the value of the S&P MidCap 400 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 400 companies as of a particular time compared to the aggregate average Market Value of the common stocks of 400 similar companies on the base date of June 28, 1991. Historically, the “Market Value” of any S&P component stock was calculated as the product of the market price per share and the number of the then-outstanding shares of such S&P component stock. As discussed below, during March 2005, S&P began to use a new methodology to calculate the Market Value of the S&P component stocks and S&P completed its transition to the new calculation methodology during September 2005.

S&P chooses companies for inclusion in the S&P MidCap 400 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the Standard & Poor’s Stock Guide Database, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the financial viability of the particular company, the market capitalization of that company, the contribution of that company to the index’s sector balance, and the market value and trading activity of the common stock of that company. Continued index membership is not necessarily subject to these guidelines. S&P aims to minimize unnecessary turnover and each removal is determined on a case-by-case basis. Companies that substantially violate one or more of criteria for index inclusion and companies that no longer meet the inclusion criteria as a result of a merger, acquisition or significant restructuring will be considered for removal.

The S&P MidCap 400 Index does not reflect the payment of dividends on the stocks underlying it.

The S&P MidCap 400 Index is computed in the same manner as the S&P 500 Index, with a base date of June 28, 1991 and an index value as of such date set at 100. See “The S&P 500 Index—Computation of the S&P 500 Index” herein for a description of how the S&P MidCap 400 Index is computed.

 License Agreement

We and S&P Dow Jones Indices LLC have entered into a non-transferable, non-exclusive license agreement providing for the sublicense to us, in exchange for a fee, of the right to use the S&P MidCap 400 Index in connection with the issuance of the securities.

The license agreement between us and S&P Dow Jones Indices LLC provides that the following language must be stated in this pricing supplement:

“The securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, S&P Financial Services LLC, any of their respective affiliates (collectively, “S&P/Dow Jones”) or their third party licensors. Neither S&P/Dow Jones nor its third party licensors make any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the S&P MidCap 400 Index to track general stock market performance. S&P/Dow Jones and its third party licensors’ only relationship to Wells Fargo & Company with respect to the S&P MidCap 400 Index is the licensing of the S&P MidCap 400 Index and certain trademarks, servicemarks and/or trade names of S&P/Dow Jones and/or its third party licensors. The S&P MidCap 400 Index is determined, composed and calculated by S&P/Dow Jones or its third party licensors without regard to Wells Fargo & Company or the securities.

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The S&P MidCap 400 Index (Continued)

S&P/Dow Jones and its third party licensors have no obligation to take the needs of Wells Fargo & Company or the owners of the securities into consideration in determining, composing or calculating the S&P MidCap 400 Index. Neither S&P/Dow Jones nor its third party licensors are responsible for and have not participated in the determination of the prices and amount of the securities or the timing of the issuance or sale of the securities, or in the determination or calculation of the equation by which the securities are to be converted into cash. S&P/Dow Jones and its third party licensors have no obligation or liability in connection with the administration, marketing or trading of the securities. There is no assurance that investment products based on the S&P MidCap 400 Index will accurately track index performance or provide positive investment returns. S&P/Dow Jones is not an investment advisor. Inclusion of a security within the S&P MidCap 400 Index is not a recommendation by S&P/Dow Jones to buy, sell, or hold such security, nor is it considered to be investment advice.

NEITHER S&P/DOW JONES NOR ITS THIRD PARTY LICENSORS GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS OR THE COMPLETENESS OF THE S&P MIDCAP 400 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P/DOW JONES AND ITS THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P/DOW JONES AND ITS THIRD PARTY LICENSORS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY WELLS FARGO & COMPANY, OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P MIDCAP 400 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P/DOW JONES OR ITS THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P/DOW JONES AND WELLS FARGO & COMPANY, OTHER THAN THE LICENSORS OF S&P/DOW JONES.”

Historical Information

We obtained the closing levels listed below from Bloomberg without independent verification. You can obtain the level of the S&P MidCap 400 Index at any time from Bloomberg under the symbol “MID” or from the S&P Dow Jones Indices website at www.standardandpoors.com. No information contained on the S&P Dow Jones Indices website is incorporated by reference into this pricing supplement.

The following graph sets forth daily closing levels of the S&P MidCap 400 Index for the period from January 1, 2003 to July 3, 2013. The closing level on July 3, 2013 was 1171.34.

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The S&P MidCap 400 Index (Continued)

The following table sets forth the high and low closing levels, as well as end-of-period closing levels, of the S&P MidCap 400 Index for each quarter in the period from January 1, 2003 through June 30, 2013 and for the period from July 1, 2013 to July 3, 2013.

	High	Low	Last
2003
First Quarter	446.63	385.18	409.47
Second Quarter	491.64	411.36	480.21
Third Quarter	532.03	481.07	510.42
Fourth Quarter	579.47	521.39	576.01
2004
First Quarter	615.92	575.91	603.56
Second Quarter	616.70	561.57	607.69
Third Quarter	600.09	549.51	593.20
Fourth Quarter	664.50	583.00	663.31
2005
First Quarter	682.42	629.91	658.87
Second Quarter	693.28	627.38	684.94
Third Quarter	725.02	689.88	716.33
Fourth Quarter	749.61	672.12	738.05
2006
First Quarter	792.11	749.02	792.11
Second Quarter	817.95	716.62	764.87
Third Quarter	770.44	712.86	754.25
Fourth Quarter	820.37	748.13	804.37
2007
First Quarter	867.61	800.40	848.47
Second Quarter	925.90	852.41	895.51
Third Quarter	926.23	819.97	885.06
Fourth Quarter	917.18	821.32	858.20
2008
First Quarter	847.56	744.89	779.51
Second Quarter	897.27	797.80	818.99
Third Quarter	824.99	698.21	727.29
Fourth Quarter	718.88	417.12	538.28
2009
First Quarter	559.37	404.62	489.00
Second Quarter	598.71	494.45	578.14
Third Quarter	706.30	546.53	691.02
Fourth Quarter	739.71	659.15	726.67
2010
First Quarter	799.95	692.52	789.90
Second Quarter	849.82	711.73	711.73
Third Quarter	802.10	700.16	802.10
Fourth Quarter	913.20	795.50	907.25
2011
First Quarter	989.05	909.76	989.05
Second Quarter	1015.26	929.57	978.64
Third Quarter	1011.65	775.07	781.26
Fourth Quarter	912.99	744.98	879.16
2012
First Quarter	1005.22	885.52	994.30
Second Quarter	1001.65	891.32	941.64
Third Quarter	1026.85	914.97	989.02
Fourth Quarter	1030.15	945.96	1020.43
2013
First Quarter	1153.68	1046.32	1153.68
Second Quarter	1214.89	1104.79	1160.82
July 1, 2013 to July 3, 2013	1172.33	1170.68	1171.34

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The iShares MSCI Emerging Markets Index Fund

The iShares® MSCI Emerging Markets Index Fund is issued by iShares, Inc., a registered investment company. The iShares MSCI Emerging Markets Index Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index. Information provided to or filed with the SEC under the Securities Act and the Investment Company Act can be located by reference to SEC file numbers 33-97598 and 811-09102 and can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this pricing supplement. The iShares MSCI Emerging Markets Index Fund is listed on the NYSE Arca, Inc. under the ticker symbol “EEM.”

This pricing supplement relates only to the securities offered hereby and does not relate to the iShares MSCI Emerging Markets Index Fund. We have derived all disclosures contained in this pricing supplement regarding the iShares MSCI Emerging Markets Index Fund from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the iShares MSCI Emerging Markets Index Fund. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the iShares MSCI Emerging Markets Index Fund in connection with the offer and sale of the securities. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the iShares MSCI Emerging Markets Index Fund (and therefore the price of the iShares MSCI Emerging Markets Index Fund at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the iShares MSCI Emerging Markets Index Fund could affect the payment at maturity with respect to the securities and therefore the trading prices of the securities.

We and/or our affiliates may presently or from time to time engage in business with the iShares MSCI Emerging Markets Index Fund. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the iShares MSCI Emerging Markets Index Fund, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the iShares MSCI Emerging Markets Index Fund. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.

The MSCI Emerging Markets Index

We obtained all information contained in this pricing supplement regarding the MSCI Emerging Markets Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by MSCI, Inc. (“MSCI”), the sponsor of the MSCI Emerging Markets Index. MSCI has no obligation to continue to publish, and may discontinue publication of, the MSCI Emerging Markets Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the MSCI Emerging Markets Index in connection with the offer and sale of the securities.

The MSCI Emerging Markets Index is a free float-adjusted market capitalization index compiled by MSCI that is designed to measure equity market performance in the global emerging markets. As of the date of this pricing supplement, the following emerging market country indices are included in the MSCI Emerging Markets Index: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, South Korea, Taiwan, Thailand and Turkey. MSCI is under no obligation to continue to include these country indices. The component country indices included within the MSCI Emerging Markets Index are a sampling of equity securities across industry groups in such country’s equity markets.

The MSCI Emerging Markets Index is calculated in U.S. dollars, is an MSCI International Index and is part of the MSCI Global Investable Market Indices, the methodology of which is discussed above. All of the country indices included in the MSCI Emerging Markets Index are classified as EM.

The MSCI Emerging Markets Index is constructed, maintained and calculated in the same manner as the MSCI EAFE Index. See “The iShares MSCI EAFE Index Fund” herein for a description of how the MSCI Emerging Markets Index is constructed, maintained and calculated.

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The iShares MSCI Emerging Markets Index Fund (Continued)

Historical Information

We obtained the closing prices listed below from Bloomberg without independent verification. You can obtain the value of the iShares MSCI Emerging Markets Index Fund at any time from Bloomberg under the symbol “EEM” or from the iShares website at www.ishares.com. No information contained on the iShares website is incorporated by reference into this pricing supplement.

The following graph sets forth daily closing prices of the iShares MSCI Emerging Markets Index Fund for the period from April 11, 2003 to July 3, 2013. The closing price on July 3, 2013 was $37.58.

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The iShares MSCI Emerging Markets Index Fund (Continued)

The following table sets forth the high and low closing prices, as well as end-of-period closing prices, of the iShares MSCI Emerging Markets Index Fund for each quarter in the period from April 11, 2003 through June 30, 2013 and for the period from July 1, 2013 to July 3, 2013.

	High	Low	Last
2003
April 11, 2003 to June 30, 2003.	$13.62	$11.08	$13.32
Third Quarter	$15.89	$13.47	$15.10
Fourth Quarter	$18.21	$15.50	$18.21
2004
First Quarter	$19.84	$18.38	$19.50
Second Quarter	$20.20	$15.88	$17.96
Third Quarter	$19.17	$16.96	$19.17
Fourth Quarter	$22.43	$18.90	$22.43
2005
First Quarter	$24.65	$21.21	$22.53
Second Quarter	$24.37	$21.70	$23.87
Third Quarter	$28.34	$23.94	$28.29
Fourth Quarter	$29.83	$25.05	$29.42
2006
First Quarter	$33.59	$30.52	$33.00
Second Quarter	$37.03	$27.32	$31.30
Third Quarter	$33.10	$29.20	$32.26
Fourth Quarter	$38.20	$31.77	$38.06
2007
First Quarter	$39.54	$35.10	$38.83
Second Quarter	$44.40	$39.15	$43.88
Third Quarter	$50.13	$39.50	$49.82
Fourth Quarter	$55.73	$47.18	$50.10
2008
First Quarter	$50.37	$42.17	$44.79
Second Quarter	$51.70	$44.43	$45.19
Third Quarter	$44.43	$31.33	$34.53
Fourth Quarter	$33.90	$18.22	$24.97
2009
First Quarter	$27.09	$19.94	$24.81
Second Quarter	$34.64	$25.65	$32.23
Third Quarter	$39.29	$30.75	$38.91
Fourth Quarter	$42.07	$37.56	$41.50
2010
First Quarter	$43.22	$36.83	$42.12
Second Quarter	$43.98	$36.16	$37.32
Third Quarter	$44.77	$37.59	$44.77
Fourth Quarter	$48.58	$44.77	$47.62
2011
First Quarter	$48.69	$44.63	$48.69
Second Quarter	$50.21	$45.50	$47.60
Third Quarter	$48.46	$34.95	$35.07
Fourth Quarter	$42.80	$34.36	$37.94
2012
First Quarter	$44.76	$38.23	$42.94
Second Quarter	$43.54	$36.68	$39.19
Third Quarter	$42.37	$37.42	$41.32
Fourth Quarter	$44.35	$40.14	$44.35
2013
First Quarter	$45.20	$41.80	$42.78
Second Quarter	$44.23	$36.63	$38.57
July 1, 2013 to July 3, 2013	$38.63	$37.58	$37.58

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The Russell 2000 Index

We obtained all information contained in this pricing supplement regarding the Russell 2000® Index, including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, Frank Russell Company, doing business as Russell Investment Group (“Russell”), the sponsor of the Russell 2000 Index. Russell has no obligation to continue to publish, and may discontinue publication of, the Russell 2000 Index at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Russell 2000 Index in connection with the offer and sale of the securities.

General

The Russell 2000 Index is an index calculated, published, and disseminated by Russell, and measures the composite price performance of stocks of 2,000 companies included in both the Russell 3000® Index and the Russell 3000E® Index. The Russell 3000 Index is composed of the 3,000 largest United States companies as determined by market capitalization and represents approximately 98.00% of the United States equity market. The Russell 3000E Index is composed of the Russell 3000 Index and microcap securities.

The Russell 2000 Index consists of the smallest 2,000 companies included in the Russell 3000 Index and is designed to track the performance of the small capitalization segment of the United States equity market.

The Russell 2000 Index does not reflect the payment of dividends on the stocks underlying it.

Selection of Stocks Underlying the Russell 2000 Index

All companies which Russell determines to be part of the United States equity market are included in the Russell U.S. Indexes. The Russell U.S. Indexes include, among others, the Russell 2000 Index, the Russell 3000 Index, and the Russell 3000E Index. In order to assign companies to a particular equity market, Russell uses the following criteria:

•	If a company (a) incorporates, (b) has a stated headquarters location, and (c) also trades in the same country, the company is assigned to its country of incorporation.

•	If any of the three criteria listed above do not match, Russell then utilizes three Home Country Indicators (the “HCIs”) to determine the proper equity market.

•	The three HCIs are: country of incorporation, country of headquarters, and country of most liquid exchange (or primary exchange).

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The country of most liquid exchange is determined by 2-year average daily dollar trading volume (“ADDTV”). ADDTV is the accumulated dollar trading volume divided by the actual number of trading days in the past year.

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Russell cross-compares the primary location of the company’s assets with the three HCIs. If the primary location of the company’s assets matches any of the HCIs, the company will be assigned to its primary asset location. If, however, there is not enough information to conclude the primary location of a company’s assets, Russell will use the primary location of the company’s revenues for the same cross-comparison, and the company will be assigned to its primary revenue location. Russell uses an average of two years of assets or revenue data for analysis to reduce potential turnover.

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If conclusive country details cannot be derived from assets or revenue, Russell assigns the company to the country where its headquarters is located unless the country is a Benefits Driven Incorporation (“BDI”) country (as described below). Russell defines headquarters as the address of principal executive offices. For those companies reporting in the United States, Russell uses Securities and Exchange Commission (“SEC”) filings to determine the location of a company’s headquarters. In cases where multiple headquarters are listed on SEC filings and an HCI needs to be determined, Russell assigns the HCI for headquarters to the location with the highest average daily trading volume. If the HCI for headquarters cannot be determined (i.e., no trading in any headquarters location) the company’s two remaining HCIs will be used.

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In the case of BDI countries, Russell will assign the company to the country of its most liquid stock exchange. Russell considers the following countries or regions BDI countries: Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curacao, Faroe Islands, Gibraltar, Isle of Man, Liberia, Marshall Islands, Panama, Saba, Sint Eustatius, Sint Maarten and Turks and Caicos Islands. Companies incorporated in these countries or regions are considered BDI companies by Russell because they typically incorporate in those countries or regions for operations, tax, political, or other financial market benefits.

•	Under the criteria used by Russell, a company is not eligible for inclusion in the United States equity market if it does not trade on a major U.S. exchange.

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The Russell 2000 Index (Continued)

American depositary receipts (“ADRs”), as well as bulletin board, pink sheets, or over-the-counter (“OTC”) traded securities, are excluded from the Russell 2000 Index. Likewise, preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights, and trust receipts are not eligible for inclusion. Royalty trusts, U.S. limited liability companies, limited partnerships, and closed-end investment companies are ineligible for inclusion (business development companies, however, are eligible for inclusion). Blank check companies and special purpose acquisitions companies (“SPACs”) are also ineligible for inclusion in the Russell 2000 Index.

In general, only one class of securities of a company (typically common stock) is allowed in the Russell 2000 Index. If multiple share classes of common stock exist, they are combined. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. Stocks must have a closing price at or above $1.00 on their primary exchange on the last trading day in May of each year to be eligible for inclusion in the Russell 3000 Index and the Russell 2000 Index. If the closing price of a stock included in the Russell 3000 Index and Russell 2000 Index is less than $1.00 on the last day of May, it will be considered eligible if the average of the daily closing prices from such stock’s primary exchange during the month of May is equal or greater than $1.00. If a stock does not have a closing price at or above $1.00 on its primary exchange on the last trading day in May, but does have a closing price at or above $1.00 on another major United States exchange, the stock will be eligible for inclusion but the lowest price from a non-primary exchange will be used to calculate market capitalization and index membership.

The primary criterion used to determine the initial list of securities eligible for the Russell 3000 Index is total market capitalization, which is defined as the price of a company’s shares times the total number of available shares, as described below. Companies with a total market capitalization less than $30 million are not eligible for inclusion in the Russell 3000 Index and the Russell 2000 Index. Based on closing values on the last trading day in May of each year, Russell reconstitutes the composition of the Russell 3000 Index using the then existing market capitalizations of eligible companies. If a security does not trade on its primary exchange, the lowest price from another major United States exchange is used. In the case where multiple share classes exist, a primary trading vehicle is determined, and the price of that primary trading vehicle (usually the most liquid) is used by Russell in its calculations. “Primary trading vehicles” are determined by the last two year’s average trading volume, as of the last trading day in May. For new members, the common share class with the highest trading volume will be considered the primary trading vehicle, except if the volume of each share class is within 20.00% then the one with the largest available shares is used. All available data is used for share classes without two years of history. For existing members, at least 100 days of trading volume is necessary to consider the class as a primary vehicle. For new members, all available data will be analyzed, even if less than 100 days is available. As of the last Friday in June of each year (unless the last Friday is June 28, 29, or 30, in which case the reconstitution will occur on the prior Friday), the Russell 2000 Index is adjusted to reflect the reconstitution of the Russell 3000 Index for that year. Real-time dissemination of the Russell 2000 Index began on January 1, 1987.

Capitalization Adjustments

As a capitalization-weighted index, the Russell 2000 Index reflects changes in the capitalization, or market value, of the component stocks relative to the capitalization on a base date. The current Russell 2000 Index value is calculated by adding the market values of the Russell 2000 Index’s component stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 2,000 stocks. The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 2000 Index on the base date of December 31, 1986. To calculate the Russell 2000 Index, last sale prices will be used for exchange-traded stocks. If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 2000 Index. In order to provide continuity for the Russell 2000 Index’s value, the divisor is adjusted periodically to reflect certain events, including changes in the number of common shares outstanding for component stocks, company additions or deletions, corporate restructurings, and other capitalization changes.

A security’s shares are adjusted to include only those shares available to the public. Adjustments are based on information recorded in SEC filings. Other sources are used in cases of missing or questionable data.

The following types of shares are considered unavailable for the purposes of capitalization determinations:

•	ESOP or LESOP shares—shares of corporations that have Employee Stock Ownership Plans that comprise 10.00% or more of the shares outstanding are adjusted;

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Corporate cross-owned shares—when shares of a company in the Russell 2000 Index are held by another company also in the Russell 2000 Index (or the Russell 3000E Index or any Russell Global Index), this is considered corporate cross-ownership; any percentage held in this class will be adjusted;

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The Russell 2000 Index (Continued)

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Large private and corporate holdings—when an individual, a group of individuals acting together, or a corporation not in the Russell 2000 Index (or the Russell 3000E Index or any Russell Global Index) owns more than 10.00% of the shares outstanding, such shares will be adjusted; however, institutional holdings (investment companies, partnerships, insurance companies, mutual funds, banks, or venture capital companies) are not included in this class unless such institutions have a direct relationship to the company issuing the shares, such as board representation;

•	Unlisted share classes—classes of common stock that are not traded on a United States securities exchange;

•	IPO lock-ups—shares locked up during an initial public offering are not available to the public and will be excluded from the market value at the time the IPO enters the Russell 2000 Index; and

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Government holdings—shares listed as “government of” are considered unavailable and will be removed entirely from available shares; shares held by government investment boards and/or investment arms will be treated similar to large private holdings and removed if the holding is greater than 10%; however, shares held by a government pension plan are considered institutional holdings and will not be removed from available shares.

Corporate Actions Affecting the Russell 2000 Index

Changes to the Russell 2000 Index are made when an action is final. To determine whether an action has been completed, Russell uses a variety of public sources, including company press releases, SEC filings, exchange notifications, and Bloomberg or other sources Russell deems reliable. Prior to the completion of an action, Russell estimates the effective date of the corporate action on the basis of the same above sources. Depending upon the time an action is determined to be final, Russell will either (1) apply the action after the close of the current market day, or (2) apply the action after the close of the following day (see specific action types for details on timing and procedure).

The following summarizes the types of Russell 2000 Index maintenance adjustments and indicates whether or not an index adjustment is required.

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“No Replacement” Rule—Securities that leave the Russell 2000 Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions, or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 2000 Index over a year will fluctuate according to corporate activity.

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Rules of Deletions—When a stock is delisted or moves to the pink sheets or bulletin boards on the floor of a United States securities exchange, the stock is deleted from the Russell 2000 Index (1) after the close of the current day at the last traded primary exchange price, if the relevant action is determined to be final prior to 1:00 p.m. Eastern, or (2) after the close of the following day, if the relevant action is determined to be final after 1:00 p.m. Eastern, using (i) the closing OTC price in the event of a delisting or movement to the pink sheets or bulletin boards, or (ii) a synthetic price based on the last traded primary exchange price of the acquiring company in the event of a merger or acquisition. Companies that file for a Chapter 7 liquidation bankruptcy will be removed from the Russell 2000 Index at the time of the bankruptcy filing; whereas, companies filing for a Chapter 11 reorganization bankruptcy will remain a member of the Russell 2000 Index, unless the company is delisted from the primary exchange, in which case normal delisting rules apply. Members of the Russell 2000 Index that are reincorporated in another country and no longer traded in the United States are deleted immediately.

•	Mergers and Acquisitions—Mergers and acquisitions result in changes to the membership and weighting of members within the Russell 2000 Index.

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Mergers or acquisitions between members of the Russell 3000E Index: In the event a merger or acquisition occurs between members of the Russell 3000E Index, which includes the Russell 2000 Index, or the Russell Global Index, the acquired company is deleted and its market capitalization moves to the acquiring company’s stock according to the terms of the transaction. Shares are updated for the acquiring stock at the time the transaction is determined to be final. If an action is determined to be final prior to 1:00 p.m. Eastern, the action will be applied after the close of the current day. If an action is determined to be final after 1:00 p.m. Eastern time, the action will be delayed and applied the following day.

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Mergers or acquisitions between a member and a non-member: A non-member is defined as a company that is not a member of the Russell 3000E Index or the Russell Global Index. Mergers and acquisitions between a member and non-member can take two forms: (1) If the acquiring company is a member of the Russell 3000E Index, but the acquired company is not, the shares for the acquiring stock are adjusted at month-end; (2) If the acquiring company is not a member of the Russell 3000E Index, but the acquired company is a member of the Russell 3000E Index, the action can fall into the category of a reverse merger or a standard acquisition.

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Reverse Merger—If the acquiring company is a private, non-publicly traded company or OTC company, Russell will review the action to determine if it is considered a reverse merger, defined as a transaction that results in a publicly traded company that meets all requirements for inclusion in a Russell Index. If it is determined that an action is a reverse merger, the newly formed entity will be placed in the appropriate market capitalization index after the close of the day following the completion of the merger. The acquired company will be removed from the current index simultaneously.

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Standard Acquisition—In the event of a standard acquisition, the acquired company is deleted after the action is determined to be final. If an action is determined to be final prior to 1:00 p.m. Eastern, the action will be applied after the close of the current day. If an action is determined to be final after 1:00 p.m. Eastern time, the action will be delayed and applied the following day.

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Cross-border mergers and acquisitions: In the event of a merger or acquisition between companies in different countries, the acquired company is deleted from its local country index and its market capitalization moves to the acquiring company’s stock according to the terms of the transaction. The action will be applied when determined to be final.

•	Rules of Additions—The only additions between reconstitution dates result from spin-offs and initial public offerings (“IPO”).

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Additions for Spin-Offs—Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off is large enough. To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 3000E Index at the latest reconstitution.

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Quarterly IPO Additions—Eligible companies that have recently completed an IPO are added to the Russell 2000 Index at the end of each calendar quarter based on total market capitalization ranking within the market-adjusted capitalization breaks established during the most recent reconstitution. Market adjustments will be made using the returns of the Russell 3000E Index. Eligible companies will be added to the Russell style indexes using their industry’s average style probability established at the latest reconstitution. In order to be added in a quarter outside of reconstitution, the IPO company must meet all Russell U.S. Index eligibility requirements. Additionally, the IPO company must meet the following criteria on the final trading day of the month prior to quarter-end: (1) price/trade and (2) rank larger in total market capitalization than the market-adjusted smallest company in the Russell 3000E Index as of the latest June reconstitution.

Updates to Share Capital Affecting the Russell 2000 Index

Each month, the Russell 2000 Index is updated for changes to shares outstanding as companies report changes in share capital to the SEC. Only cumulative changes to shares outstanding greater than 5.00% are reflected in the Russell 2000 Index.

License Agreement

We and Russell have entered into a non-transferable, non-exclusive license agreement providing for the license to us, in exchange for a fee, of the right to use the Russell 2000 Index in connection with the issuance of the securities.

The license agreement between us and Russell provides that the following language must be stated in this pricing supplement:

“The securities are not sponsored, endorsed, sold or promoted by Frank Russell Company (“Russell”). Russell makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Russell 2000® Index to track general stock market performance or a segment of the same. Russell’s publication of the Russell 2000® Index in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000® Index is based. Russell’s only relationship to Wells Fargo & Company is the licensing of certain trademarks and trade names of Russell and of the Russell 2000® Index which is determined, composed and calculated by Russell without regard to Wells Fargo & Company or the securities. Russell is not responsible for and has not reviewed the securities nor any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000® Index. Russell has no obligation or liability in connection with the administration, marketing or trading of the securities.”

RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000 INDEX® OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE

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OBTAINED BY WELLS FARGO INVESTORS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Historical Information

We obtained the closing levels listed below from Bloomberg without independent verification. You can obtain the level of the Russell 2000 Index at any time from Bloomberg under the symbol “RTY” or from the Russell website at www.russell.com. No information contained on the Russell website is incorporated by reference into this pricing supplement.

The following graph sets forth daily closing levels of the Russell 2000 Index for the period from January 1, 2003 to July 3, 2013. The closing level on July 3, 2013 was 991.13.

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The Russell 2000 Index (Continued)

The following table sets forth the high and low closing levels, as well as end-of-period closing levels, of the Russell 2000 Index for each quarter in the period from January 1, 2003 through June 30, 2013 and for the period from July 1, 2013 to July 3, 2013.

	High	Low	Last
2003
First Quarter	398.45	345.94	364.54
Second Quarter	458.01	368.69	448.37
Third Quarter	520.20	449.17	487.68
Fourth Quarter	565.47	500.32	556.91
2004
First Quarter	601.50	557.63	590.31
Second Quarter	606.39	535.34	591.52
Third Quarter	582.72	517.10	572.94
Fourth Quarter	654.57	564.88	651.57
2005
First Quarter	644.95	604.53	615.07
Second Quarter	644.19	575.02	639.66
Third Quarter	688.51	643.04	667.80
Fourth Quarter	690.57	621.57	673.22
2006
First Quarter	765.14	684.05	765.14
Second Quarter	781.83	672.72	724.67
Third Quarter	734.48	671.94	725.59
Fourth Quarter	797.73	718.35	787.66
2007
First Quarter	829.44	760.06	800.71
Second Quarter	855.09	803.22	833.70
Third Quarter	855.77	751.54	805.45
Fourth Quarter	845.72	735.07	766.03
2008
First Quarter	753.55	643.97	687.97
Second Quarter	763.27	686.07	689.66
Third Quarter	754.38	657.72	679.58
Fourth Quarter	671.59	385.31	499.45
2009
First Quarter	514.71	343.26	422.75
Second Quarter	531.68	429.16	508.28
Third Quarter	620.69	479.27	604.28
Fourth Quarter	634.07	562.40	625.39
2010
First Quarter	690.30	586.49	678.64
Second Quarter	741.92	609.49	609.49
Third Quarter	677.64	590.03	676.14
Fourth Quarter	792.35	669.45	783.65
2011
First Quarter	843.55	773.18	843.55
Second Quarter	865.29	777.20	827.43
Third Quarter	858.11	643.42	644.16
Fourth Quarter	765.43	609.49	740.92
2012
First Quarter	846.13	747.28	830.30
Second Quarter	840.63	737.24	798.49
Third Quarter	864.70	767.75	837.45
Fourth Quarter	852.49	769.48	849.35
2013
First Quarter	953.07	872.60	951.54
Second Quarter	999.99	901.51	977.48
July 1, 2013 to July 3, 2013	991.13	989.54	991.13

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ERISA Considerations

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the securities and not the record holder.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless statutory or administrative exemptive relief is available. Therefore, a fiduciary of a plan should also consider whether an investment in the securities might constitute or give rise to a prohibited transaction under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA (collectively, “Non-ERISA Arrangements”), are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).

We and our affiliates may each be considered a party in interest with respect to many plans. Special caution should be exercised, therefore, before the securities are purchased by a plan. In particular, the fiduciary of the plan should consider whether statutory or administrative exemptive relief is available. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;

•	PTCE 95-60, for specified transactions involving insurance company general accounts;

•	PTCE 91-38, for specified transactions involving bank collective investment funds;

•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and

•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if in connection with the transaction of the plan receives no less, and pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding that either:

•	no portion of the assets used by such purchaser or holder to acquire or purchase the securities constitutes assets of any plan or Non-ERISA Arrangement; or

•

the purchase and holding of the securities by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences under ERISA and the Code of the acquisition of the securities and the availability of exemptive relief.

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ERISA Considerations (Continued)

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of the securities acknowledges and agrees that:

(i)

the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (a) the design and terms of the securities, (b) the purchaser or holder’s investment in the securities, or (c) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)

we and our affiliates have acted and will act solely for our own account in connection with (a) all transactions relating to the securities and (b) all hedging transactions in connection with our obligations under the securities;

(iii)

any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests may be adverse to the interests of the purchaser or holder; and

(v)

neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Purchasers of the securities have the exclusive responsibility for ensuring that their purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would be appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, plans or Non-ERISA Arrangements generally or any particular plan or Non-ERISA Arrangement.

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United States Federal Income Tax Considerations

The following is a general description of the material United States federal income tax considerations relating to the securities. It does not purport to be a complete analysis of all tax considerations relating to the securities. Prospective purchasers of the securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the United States federal income tax consequences of acquiring, holding and disposing of the securities and receiving payments under the securities. This discussion is based upon the law as in effect on the date of this pricing supplement and is subject to any change in law that may take effect after such date.

The discussion below applies to you only if you hold your securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns securities as part of a straddle or a hedging or conversion transaction for tax purposes,

•	a person that purchases or sells securities as part of a wash sale for tax purposes,

•	a person subject to the alternative minimum tax, or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the securities.

Except as otherwise noted under “—Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a “United States holder” if you are a beneficial owner of a security and you are: (i) a citizen or resident of the United States; (ii) a domestic corporation; (iii) an estate whose income is subject to United States federal income tax regardless of its source; or (iv) a trust, if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

In the opinion of our special tax counsel, Sullivan & Cromwell LLP, it would be reasonable to characterize and treat a security for all tax purposes as a pre-paid derivative contract with respect to the Basket and the terms of the securities require you and Wells Fargo (in

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United States Federal Income Tax Considerations (Continued)

the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to so characterize and treat the securities. If the securities are so characterized and treated (and such characterization and treatment is respected by the Internal Revenue Service (“IRS”)) and subject to the discussion below regarding the application of Section 1260 of the Code, you should generally recognize capital gain or loss upon the sale, exchange or maturity of your securities in an amount equal to the difference between the amount you receive at such time and your tax basis in the securities. In general, your tax basis in your securities will be equal to the price you paid for them. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your securities should generally begin on the date after the issue date (i.e., the settlement date) and, if you hold your securities until maturity, your holding period should generally include the stated maturity date.

Section 1260 of the Code. Although not entirely clear, it is possible that the purchase and ownership of the securities will be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Code to the extent the amount you receive in respect of the securities relates to changes in the values of the ETF components. If your securities were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, exchange or maturity of your securities that is attributable to the appreciation of the ETF components over the term of your securities would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such recharacterized capital gain) to the extent that such capital gain exceeds the “net underlying long-term capital gain”, as defined in Section 1260 of the Code, in respect of the securities (such excess, the “Excess Gain Amount”).

Although the matter is not entirely clear, assuming there are no adjustments to the adjustment factor and that there has not been a liquidation event, we believe that it is more likely than not that the “net underlying long-term capital gain” in respect of the securities that is attributable to the appreciation of the ETF components over the term of your securities should equal the amount of long-term capital gain that you would have realized had you purchased an actual interest in the ETF components on the date that you purchased your securities (in an amount equal to the number of shares of the ETF components that are referenced by your securities, after taking into account the participation rate) and sold such interest in the ETF components on the date of the sale, exchange or maturity of the securities. If the “net underlying long-term capital gain” that is attributable to the appreciation of the ETF components over the term of your securities is determined in this manner, the Excess Gain Amount in respect of the securities should be zero because the maturity payment under the securities will only reflect the appreciation, if any, in the value of the shares of the ETF components and will not be determined by reference to any short-term capital gains or ordinary income, if any, that is recognized by holders of shares of the ETF components. Under this approach, the application of the constructive ownership rules to the securities would thus not have any adverse effects on you. However, it is possible that the Excess Gain Amount could be greater than zero if the IRS successfully asserts that the number of the shares of the ETF components used to determine the Excess Gain Amount should be calculated by dividing the amount you paid for your securities attributable to the ETF components by the price of the shares of the ETF components on the date you acquired your securities, as opposed to making such determination based on the actual number of shares of the ETF components that, after taking into account the participation rate, are effectively referenced in determining the actual return on your securities. Furthermore, if there is an adjustment to the adjustment factor or a liquidation event with respect to the ETF components, the Excess Gain Amount could be greater than zero. This could happen, for instance, if the adjustment factor is increased on account of an extraordinary dividend that is taxable, in whole or in part, to a direct holder as ordinary income. Similarly, if an exchange traded fund is substituted for an ETF component upon a liquidation event, the Excess Gain Amount could be greater than zero as a result of any short-term capital gain that you would have recognized if you had directly owned the ETF component and sold the ETF component to purchase its substitute. You should be aware that, if the securities are subject to the constructive ownership rules, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognize in respect of the securities that is attributable to the appreciation of the ETF components over the term of your securities (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary. Because the application of the constructive ownership rules to the securities is unclear, you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the securities.

Alternative Treatments. It is possible that the securities could be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments. If the securities are so treated, you would be required to accrue interest income over the term of your securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your securities. You would recognize gain or loss upon the sale, exchange or maturity of your securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted tax basis in your securities. In general, your adjusted tax basis in your securities would be equal to the amount you paid for your securities, increased by the amount of interest you previously accrued with respect to your securities. Any gain you recognize upon the sale, exchange or maturity of your

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Securities Linked to a Global Basket of Equity Indices and ETFs due July 10, 2017

United States Federal Income Tax Considerations (Continued)

securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your securities, and thereafter, would be capital loss.

Because of the absence of authority regarding the appropriate tax treatment of your securities, it is possible that the IRS could seek to treat your securities in a manner that results in tax consequences to you that are different from those described above. For example, the IRS could possibly assert that (i) any gain or loss that you recognize upon the sale, exchange or maturity of the securities should be treated as ordinary gain or loss or (ii) you should be required to accrue interest income over the term of your securities. You should consult your tax advisor as to the tax consequences of such treatment and any possible alternative treatments of your securities for United States federal income tax purposes.

In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the securities should be required to accrue ordinary income on a current basis, whether gain or loss recognized upon the sale, exchange or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could, in any case, increase the likelihood that you will be required to accrue income over the term of an instrument such as the securities even though you will not receive any payments with respect to the securities until maturity. You should consult your tax advisor as to the possible alternative treatments in respect of the securities.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of the securities purchased after the bill was enacted to accrue interest income over the term of the securities despite the fact that there will be no interest payments over the term of the securities. It is not possible to predict whether a similar or identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your securities.

Medicare Tax. For taxable years beginning after December 31, 2012, if you are an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you will be subject to a 3.8% tax (the “Medicare Tax”) on the lesser of (1) your “net investment income” for the relevant taxable year and (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on your circumstances). Your net investment income will include any net gains you recognize upon the sale, exchange or maturity of the securities, unless such net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare Tax to any net gains you recognize in respect of your investment in the securities.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the securities or a sale, exchange or maturity of the securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the securities or a sale, exchange or maturity of the securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of securities.

Backup Withholding and Information Reporting. In general, if you are a non-corporate United States holder, Wells Fargo and other payors may be required to report to the IRS any payments made to you on your securities. In addition, Wells Fargo and other payors may be required to report to the IRS any payment of proceeds of the sale or exchange of your securities before maturity within the United States (as well as the proceeds of certain sales outside the United States). Additionally, backup withholding may apply to any payments made to you on your securities if you fail to provide an accurate taxpayer identification number or you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your United States federal income tax returns.

Non-United States Holders. The following section addresses the tax treatment of a non-United States holder of securities. You are a non-United States holder if you are a beneficial owner of a security and you are, for United States federal income tax purposes: (i) a nonresident alien individual; (ii) a foreign corporation; or (iii) an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a security.

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Securities Linked to a Global Basket of Equity Indices and ETFs due July 10, 2017

United States Federal Income Tax Considerations (Continued)

If your securities are characterized and treated for all tax purposes as a pre-paid derivative contract with respect to the Basket, as discussed above, and subject to the discussion of backup withholding above, you generally should not be subject to United States federal income tax on capital gain realized on the sale, exchange or maturity of the securities, unless:

•   you are an individual present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, or

•   the gain is effectively connected with your conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment in the United States).

If the first exception applies to you, you generally will be subject to United States federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains allocable to United States sources (including gains from the sale, exchange or maturity of the securities) exceed capital losses allocable to United States sources. If the second exception applies to you, you will not be subject to the 30% tax discussed in the previous sentence (assuming you provide certification on IRS Form W-8ECI), but you generally will be subject to United States federal income tax with respect of such gain in the same manner as United States holders, as described above, unless an applicable income tax treaty provides otherwise. Additionally, corporations could be subject to a branch profits tax with respect to such gain at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

In addition, regulations proposed by the IRS and the Treasury Department under Section 871 of the Code could ultimately require all or a portion of the maturity payments with respect to your securities or of amounts you receive upon the sale or exchange of your securities after December 31, 2013 to be treated as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which may be satisfied by withholding. In addition, while significant aspects of the application of these regulations to the securities are uncertain, we or other payors may be required to withhold such taxes if there are certain anti-dilution adjustments (for example, adjustments made on account of extraordinary dividends paid by the ETF components). If we or other payors impose such a withholding tax (or any other withholding tax), we will not be required to pay any additional amounts with respect to amounts so withheld, and we will not be required to take any action in order to enable you to avoid the imposition of such a tax. You should consult your tax advisor concerning the potential application of these regulations to payments you receive on the securities when these regulations are finalized.

As discussed above, alternative characterizations of the securities for United States federal income tax purposes are possible. Should an alternative characterization of the securities, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the securities to become subject to withholding tax, if we are the withholding agent with respect such payments, we will withhold tax at the applicable statutory rate (or the lower rate under an applicable treaty). If the securities are recharacterized as debt, this withholding may be avoided if you qualify for the portfolio interest exemption and provide appropriate documentation.

You may be subject to otherwise applicable information reporting and backup withholding requirements with respect to payments on your securities unless you comply with certain certification and identification requirements as to your foreign status.

Prospective non-United States holders are urged to consult their tax advisors with respect to the tax consequences to them of an investment in the securities, including any possible alternative characterizations and treatments of the securities.

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